SCHEDULE 14A
                                 (Rule 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(A) of the
                         Securities Exchange Act of 1934
                                    ________

Filed by the Registrant    |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement              |_|  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Under Rule 14a-12
                                    ________

                       MEDIACOM COMMUNICATIONS CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

|X|      No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)      Title of each class of securities to which transaction applies:

    (2)      Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    (4)      Proposed maximum aggregate value of transaction:

    (5)      Total fee paid:

|_|      Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

(2)      Form, Schedule or Registration Statement No.:

(3)      Filing Party: (4) Date Filed:
                                    ________

                        COPIES OF ALL COMMUNICATIONS TO:
                            Robert L. Winikoff, Esq.
                          Sonnenschein Nath & Rosenthal
                           1221 Avenue of the Americas
                            New York, New York 10020
                                 (212) 768-6700

                       MEDIACOM COMMUNICATIONS CORPORATION
                              100 CRYSTAL RUN ROAD
                           MIDDLETOWN, NEW YORK 10941

                                ________________


                NOTICE OF THE 2003 ANNUAL MEETING OF STOCKHOLDERS

                                ________________


To the Stockholders of Mediacom Communications Corporation:

         The 2003 Annual Meeting of Stockholders of Mediacom Communications Corporation will be held at Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, 26th Floor, New York, New York, at 10:00 a.m., local time, on Monday, June 23, 2003, for the following purposes:

         1.  To elect seven directors to serve for a term of one year.

         2.  To approve the 2003 Incentive Plan.

         3. To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2003.

         4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The record date for determining stockholders entitled to vote at the Annual Meeting was the close of business on April 30, 2003. The accompanying Proxy Statement contains additional information regarding the matters to be acted on at the Annual Meeting.


                                        By Order of the Board of Directors,

                                        /s/ Joseph E. Young
                                        Joseph E. Young
                                        SECRETARY


Middletown, New York
May 19, 2003

________________________________________________________________________________

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. ANY STOCKHOLDER MAY REVOKE HIS OR HER PROXY AT ANY TIME BEFORE THIS MEETING BY GIVING NOTICE IN WRITING TO OUR SECRETARY, BY GRANTING A PROXY BEARING A LATER DATE OR BY VOTING IN PERSON AT THE MEETING.
________________________________________________________________________________

                       MEDIACOM COMMUNICATIONS CORPORATION
                              100 CRYSTAL RUN ROAD
                           MIDDLETOWN, NEW YORK 10941

                                ________________


           PROXY STATEMENT FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

                                  TO BE HELD ON
                                  JUNE 23, 2003

                                ________________

         This Proxy Statement is being sent to you in connection with the solicitation of proxies by the Board of Directors of Mediacom Communications Corporation for the 2003 Annual Meeting of Stockholders to be held at Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, 26th Floor, New York, New York, at 10:00 a.m., local time, on Monday, June 23, 2003. We invite you to attend in person.

VOTING INFORMATION

     RECORD DATE

         The record date for the Annual Meeting is April 30, 2003. You may vote all shares of our common stock that you owned as of the close of business on that date. On April 30, 2003, there were 89,718,915 shares of Class A common stock and 28,913,145 shares of Class B common stock outstanding. Each share of Class A common stock is entitled to one vote on each matter to be voted on at the Annual Meeting and each share of Class B common stock is entitled to ten votes. We are mailing this Proxy Statement and the accompanying form of proxy to stockholders on or about May 19, 2003.

     HOW TO VOTE

         As described below, you may submit your proxy or voting instructions by mail, telephone or the Internet, even if you plan to attend the meeting.

         BY MAIL. If you hold your shares through a securities broker (that is, in street name), please complete and mail the voting instruction card forwarded to you by your broker. If you hold your shares in your name as a holder of record, you can vote your shares by proxy by completing, signing and dating the proxy card and returning it in the enclosed postage-paid envelope. A properly completed and returned proxy card will be voted in accordance with your instructions, unless you subsequently revoke your instructions.

         BY TELEPHONE OR BY INTERNET. If you hold your shares in street name, your broker can advise whether you will be able to submit voting instructions by telephone or by the Internet.

         AT THE ANNUAL MEETING. Submitting your proxy by mail, telephone or Internet does not limit your right to vote in person at the Annual Meeting if you later decide to do so. If you hold your shares in street name and want to vote in person at the Annual Meeting, you must obtain a proxy from your broker and bring it to the meeting.

     REVOKING YOUR PROXY

         You can revoke your proxy at any time before your shares are voted at the meeting by: (i) sending a written notice to Joseph E. Young, Secretary, Mediacom Communications Corporation, 100 Crystal Run Road, Middletown, New York 10941; (ii) submitting a later proxy; or (iii) voting in person at the Annual Meeting. Merely attending the Annual Meeting will not revoke your proxy.

     RETURNING YOUR PROXY WITHOUT INDICATING YOUR VOTE

         If you return a signed proxy card without indicating your vote and do not revoke your proxy, your shares will be voted as follows: (i) FOR the election of the nominees for director named below; (ii) FOR the approval of the 2003 Incentive Plan; (iii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2003; and (iv) in accordance with the judgment of the person voting the proxy on any other matter properly brought before the meeting or any adjournment or postponement thereof.

     WITHHOLDING YOUR VOTE, VOTING TO "ABSTAIN" AND "BROKER NONVOTES"

         In the election of directors, you can withhold your vote for any of the nominees. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. With regard to the other proposals, you can vote to "abstain." If you vote to "abstain," your shares will be counted as present at the meeting for purposes of that proposal and your vote will have the effect of a vote against the proposal. "Broker nonvotes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted. Broker nonvotes will not be counted for purposes of determining whether a proposal has been approved.

     VOTES REQUIRED TO HOLD THE ANNUAL MEETING

         We need a majority of the voting power of our Class A common stock and Class B common stock outstanding on April 30, 2003 present, in person or by proxy, to hold the Annual Meeting.

     VOTES REQUIRED TO ELECT DIRECTORS AND TO ADOPT OTHER PROPOSALS

         A plurality of the voting power of our Class A common stock and Class B common stock, voting together as one class, that are present in person or by proxy at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of the voting power of our Class A common stock and Class B common stock, voting together as one class, that are present in person or by proxy at the Annual Meeting is required to approve the 2003 Incentive Plan and for ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2003.

         As of the record date, Rocco B. Commisso beneficially owns approximately 80.5% of the voting power of our Class A common stock and Class B common stock, voting together as one class. See "Security Ownership of Certain Beneficial Owners and Management." Accordingly, the affirmative vote of Mr. Commisso alone is sufficient to adopt each of the proposals to be submitted to the stockholders at the Annual Meeting. Rocco B. Commisso has advised us that he will vote all of his shares in favor of the proposals set forth in the notice attached to this Proxy Statement.

     OTHER MATTERS TO BE DECIDED AT THE ANNUAL MEETING

         If any matters were to properly come before the Annual Meeting that are not specifically set forth on your proxy and in this Proxy Statement, the persons appointed to vote the proxies would vote on such matters in accordance with their best judgment.

     POSTPONEMENT OR ADJOURNMENT OF THE ANNUAL MEETING

         If the Annual Meeting were to be postponed or adjourned, your proxy would still be valid and might be voted at the postponed or adjourned meeting. You would still be able to revoke your proxy until it was voted.

COST OF PROXY SOLICITATION

        We will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit your proxy by telephone or other means.

                         ITEM 1 - ELECTION OF DIRECTORS

         Seven directors will be elected at the Annual Meeting. Each director will serve until the next annual meeting of stockholders and until their successors have been elected and qualified. At the meeting, the persons named in the enclosed form of proxy will vote the shares covered thereby for the election of the nominees named below to the Board of Directors unless instructed to the contrary.

         Each nominee is currently a director of our company. Rocco B. Commisso and Mark E. Stephan have been directors of Mediacom Communications Corporation since it was formed in November 1999 and were members of the executive committee of Mediacom LLC until the initial public offering of Mediacom Communications in February 2000. Immediately prior to the initial public offering, Mediacom Communications issued its common stock in exchange for all outstanding membership interests in Mediacom LLC. Accordingly, references to "we," "our," "us" and "predecessor" in the biographies that follow and elsewhere in this proxy statement for the periods prior to the initial public offering mean Mediacom LLC. Craig S. Mitchell, William S. Morris, Thomas V. Reifenheiser, Natale S. Ricciardi and Robert L. Winikoff became our directors upon the completion of the initial public offering.

                                       PRINCIPAL OCCUPATION AND BUSINESS
NAME OF NOMINEE           AGE        EXPERIENCE DURING THE PAST FIVE YEARS
_______________________   ___   ________________________________________________

Rocco B. Commisso         53    Mr. Commisso has 25 years of experience with the
                                cable television industry and has served as our Chairman and Chief Executive Officer since founding our predecessor company in July 1995.
                                From 1986 to 1995, he served as Executive Vice
                                President, Chief Financial Officer and a director of Cablevision Industries Corporation.
                                Prior to that time, Mr. Commisso served as Senior Vice President of Royal Bank of Canada's affiliate in the United States from 1981, where he founded and directed a specialized lending group to media and communications companies. Mr.
                                Commisso began his association with the cable industry in 1978 at The Chase Manhattan Bank, where he managed the bank's lending activities to communications firms including the cable industry. He serves on the board of directors of the National Cable Television Association, Cable
                                Television Laboratories, Inc. and C-SPAN. Mr.
                                Commisso holds a Bachelor of Science in
                                Industrial Engineering and a Master of Business
                                Administration from Columbia University.

Craig S. Mitchell         44    Mr. Mitchell has held various management
                                positions with Morris Communications Company,
                                LLC for more than the past five years. He currently serves as its Vice President of Finance and Treasurer and is also a member of its board of directors.

William S. Morris III     68    Mr. Morris has served as the Chairman and Chief
                                Executive Officer of Morris Communications for more than the past five years. He was the Chairman of the board of directors of the Newspapers Association of America for 1999-2000.

                                       PRINCIPAL OCCUPATION AND BUSINESS
NAME OF NOMINEE           AGE        EXPERIENCE DURING THE PAST FIVE YEARS
_______________________   ___   ________________________________________________

Thomas V. Reifenheiser    67    Mr. Reifenheiser served for more than five years
                                as a Managing Director and Group Executive of the Global Media and Telecom Group of Chase
                                Securities Inc. until his retirement in
                                September 2000. He joined Chase in 1963 and had been the Global Media and Telecom Group
                                Executive since 1977. He also had been a director of the Management Committee of The
                                Chase Manhattan Bank. Mr. Reifenheiser is a member of the board of directors of Cablevision
                                Systems Corporation and Lamar Advertising
                                Company.

Natale S. Ricciardi       54    Mr. Ricciardi has held various management
                                positions with Pfizer Inc. for more than the past five years. Mr. Ricciardi joined Pfizer in 1972 and currently serves as its Vice President, U.S. Manufacturing, with responsibility for all of Pfizer's U.S. manufacturing facilities.

Mark E. Stephan           46    Mr. Stephan has 16 years of experience with the
                                cable television industry and has served as our Senior Vice President, Chief Financial Officer and Treasurer since the commencement of our operations in March 1996. Before joining us, Mr.
                                Stephan served as Vice President, Finance for
                                Cablevision Industries from July 1993. Prior to that time, Mr. Stephan served as Manager of the telecommunications and media lending group of Royal Bank of Canada.

Robert L. Winikoff        56    Mr. Winikoff has been a partner of the law firm
                                of Sonnenschein Nath & Rosenthal since August
                                2000. Prior thereto, he was a partner of the law firm of Cooperman Levitt Winikoff Lester &
                                Newman, P.C. for more than five years.
                                Sonnenschein Nath & Rosenthal currently serves as our outside general counsel and prior to such representation Cooperman Levitt Winikoff Lester
                                & Newman, P.C. served as our outside general counsel since 1995.

         Morris Communications Corporation held membership interests in Mediacom LLC immediately prior to the initial public offering of Mediacom Communications Corporation common stock. These membership interests were exchanged for shares of our Class A Common Stock at the time of the initial public offering in February 2000. A letter, dated November 4, 1999, from Mediacom LLC to Morris Communications Corporation refers to an "understanding" regarding various matters concerning the formation of Mediacom Communications Corporation and its initial public offering, which was referred to as "the IPO entity" in the letter. That letter includes a paragraph that states that Morris Communications Corporation "shall have the right to designate (i) two seats on the IPO entity's board of directors so long as it has at least 20% ownership interest in the IPO entity and (ii) one seat on the IPO entity's board of directors so long as it has at least 10% ownership interest in the IPO entity." At the time of the initial public offering, Morris Communications Corporation designated Messrs. Morris and Mitchell as its Board designees under the letter agreement. Messrs. Morris and Mitchell are being nominated for re-election to the Board at the Annual Meeting without reference to the designation right, if any, under the letter agreement.

         The Board of Directors has an Audit Committee and a Compensation Committee. During 2002, the Board of Directors had a Stock Option Committee which consisted of Thomas V. Reifenheiser and Natale S. Ricciardi. In April 2003, the Board of Directors disbanded the Stock Option Committee and delegated the functions formerly performed by the Stock Option Committee to the Compensation Committee. The Board of Directors has no nominating committee; nominees for election as directors are selected by the Board of Directors. During 2002, there were eight meetings of the Board of Directors, seven meetings of the Audit Committee, no meetings of the Compensation Committee and one meeting of the Stock Option Committee. Each director attended more than 75% of the aggregate number of meetings of the Board of Directors and each director attended all of the meetings of each Committee of which he was a member. The aggregate attendance rate was about 98%.

         The Audit Committee consists of three directors, Thomas V. Reifenheiser (Chairman), Craig S. Mitchell and Natale S. Ricciardi, each of whom is an "independent director" as defined in Rule 4200(a)(14) of the Nasdaq Stock Market. The functions of the Audit Committee include but are not limited to the following: (i) recommending the appointment of our independent accountants; (ii) reviewing the arrangements for and the scope of the audit by our independent accountants; (iii) reviewing the independence of our independent accountants;
(iv) considering the adequacy of the system of our internal accounting controls and reviewing any proposed corrective measures; (v) reviewing and monitoring our policies regarding business ethics and regulatory matters that may have a material effect on our financial statements, operations and programs; and (vi) discussing with management and our independent accountants our draft interim and annual financial statements and key accounting and reporting matters. See "Report of the Audit Committee" below.

         The Compensation Committee consists of three directors, William S. Morris III, Thomas V. Reifenheiser and Natale S. Ricciardi, each of whom is an "independent director" as defined in Rule 4200(a)(14) of the Nasdaq Stock Market, an "outside director" under Section 162(m) of the Internal Revenue Code and a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee is responsible for approving the compensation for our chief executive officer and, in consultation with our chief executive officer, approving the compensation of other executive officers. The Compensation Committee also administers our 1999 Stock Option Plan, 1999 Employee Stock Purchase Plan and 2001 Employee Stock Purchase Plan. In the event that the 2003 Incentive Plan is approved by stockholders, the Compensation Committee will administer the 2003 Incentive Plan.

         The independent members of the Board of Directors meet in executive session, without any employee directors or other members of management in attendance, each time the full Board convenes for a regularly scheduled meeting, which is usually five times each year, and, if the Board convenes a special meeting, the independent directors may meet in executive session if the circumstances warrant.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED HEREIN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of our common stock as of April 25, 2003 by:

o        each director;

o each person known by us to own beneficially 5% or more of our common stock;

o each officer named in the summary compensation table elsewhere in this proxy statement; and

o        all directors and executive officers as a group.

         The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

         Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Holders of Class A common stock are entitled to one vote per share, while holders of Class B common stock are entitled to ten votes per share. Holders of both classes of common stock will vote together as a single class on all matters presented for a vote, except as otherwise required by law. Percentage of beneficial ownership of Class A common stock is based on 89,718,915 shares of Class A common stock outstanding and percentage of beneficial ownership of Class B common stock is based on 28,913,145 shares of Class B common stock outstanding. Unless otherwise indicated, the address of each beneficial owner of more than 5% of Class A or Class B common stock is Mediacom Communications Corporation, 100 Crystal Run Road, Middletown, New York 10941.

                                           CLASS A COMMON STOCK           CLASS B COMMON STOCK       PERCENT OF
                                        -------------------------   -----------------------------    VOTE AS A
      NAME OF BENEFICIAL OWNER              NUMBER        PERCENT         NUMBER          PERCENT   SINGLE CLASS
 ------------------------------------   ---------------   -------   -------------------   -------   ------------
Rocco B. Commisso....................       63,854 (8)       *      37,062,037 (16)        100.0%       80.5%
Morris Communications Company, LLC(1)    9,500,000         10.6%           --                --          2.5%
Shivers Investments, LLC(1)..........   18,809,674         21.0%           --                --          5.0%
Neuberger Berman, Inc.(2)............   10,472,103         11.7%           --                --          2.8%
Delaware Management Holdings(3)......    6,529,392          7.3%           --                --          1.7%
The TCW Group, Inc.(4)...............    5,792,265          6.5%           --                --          1.5%
Capital Group International, Inc.(5).    5,471,420          6.1%           --                --          1.4%
Mark E. Stephan......................       11,017 (9)       *         482,236 (17)(18)      1.7%        1.3%
William S. Morris III(1)(6)..........   28,332,874 (10)    31.6%           --                --          7.5%
Craig S. Mitchell(1)(7)..............   28,432,874 (11)    31.7%           --                --          7.5%
Thomas V. Reifenheiser...............       33,200 (10)      *             --                --           *
Natale S. Ricciardi..................       33,200 (10)      *             --                --           *
Robert L. Winikoff...................       78,200 (12)      *             --                --           *
James M. Carey.......................      128,186 (13)      *          53,208 (18)(19)       *           *
Joseph Van Loan......................       33,277 (14)      *         327,921 (18)(20)      1.1%         *
Italia Commisso Weinand..............      282,100 (14)      *          64,610 (18)(21)       *           *
All executive officers and directors
  as a group (15 persons)............   29,233,383 (15)    32.5%    37,062,037 (22)        100.0%       86.8%

__________

* Represents beneficial ownership of less than 1%.

(1) Based on information contained in a Schedule 13G jointly filed by Morris Communications Company, LLC (formerly Morris Communications Corporation), Shivers Investments, LLC and William S. Morris III on February 14, 2002. The address of Morris Communications, Shivers Investments and Mr. Morris is 725 Broad Street, Augusta, Georgia 30901.

(2) Based on information contained in a Schedule 13G jointly filed by Neuberger Berman, Inc. and Neuberger Berman, LLC on February 13, 2003, Neuberger Berman, LLC has (i) sole power to vote, or direct the vote of, 7,286,033 shares of our Class A common stock, (ii) shared power to vote, or to direct the vote of, 270,470 shares of our Class A common stock, and
      (iii) shared power to dispose, or direct the disposition of, 10,472,103 shares of our Class A common stock. These shares are held by various mutual funds of Neuberger Berman, Inc. The address of Neuberger Berman, Inc. and Neuberger Berman, LLC is 605 Third Avenue, New York, New York 10158-3698.

(3) Based on information contained in a Schedule 13G jointly filed by Delaware Management Holdings and Delaware Management Business Trust on February 11, 2003, (A) Delaware Management Holdings has (i) sole power to vote, or to direct the vote of, 6,511,107 shares of our Class A common stock, (ii) sole power to dispose of, or direct the disposition of, 6,515,292 shares of our Class A common stock and (iii) shared power to dispose, or direct the disposition, of 14,100 shares of our Class A common stock and (B) Delaware Management Business Trust has (i) sole power to vote, or to direct the vote of, 6,331,300 shares of our Class A common stock, (ii) sole power to dispose, or direct the disposition of, 6,317,200 shares of our Class A common stock and (iii) shared power to dispose, or direct the disposition of, 14,100 shares of our Class A common stock. The address of Delaware Management Holdings and Delaware Management Business Trust is 2005 Market Street, Philadelphia, Pennsylvania 19103.

(4) Based on information contained in a Schedule 13G jointly filed by The TCW Group, Inc., on behalf of itself and its subsidiaries, and Robert Day on February 5, 2003, TCW has shared power to vote or to direct the vote, and shared power to dispose or direct the disposition, of 5,792,265 shares of our Class A common stock. These shares are held by subsidiaries of TCW (Trust Company of the West, TCW Asset Management Company and TCW Investment Management Company) and an entity controlled by Mr. Day (Oakmont Corporation). The address of TCW is 865 South Figueroa Street, Los Angeles, California 90017.

(5) Based on information contained in a Schedule 13G jointly filed by Capital Group International, Inc. and Capital Guardian Trust Company on February 11, 2003, Capital Group International and Capital Guardian Trust Company are each deemed to have sole power to vote, or direct the vote of, 3,927,390 shares of our Class A common stock and sole power to dispose, or direct the disposition of, 5,471,420 shares of our Class A common stock. These shares are held by a group of investment management company subsidiaries of Capital Group International. The address of Capital Group International and Capital Guardian Trust Company is 111100 Santa Monica Boulevard, Los Angeles, California 90025.

(6) Represents shares held by Morris Communications and Shivers Investments. Mr. Morris and his spouse control both Morris Communications and Shivers Investments.

(7) Includes 28,309,674 shares of Class A common stock held by Morris Communications and Shivers Investments. Mr. Mitchell is Vice President of Finance, Treasurer and Secretary of each of Morris Communications and Shivers Investments. Mr. Mitchell disclaims any beneficial ownership of the shares held by Morris Communications and Shivers Investments. The address of Mr. Mitchell is c/o Morris Communications, 725 Broad Street, Augusta, Georgia 30901.

(8) Includes 38,149 shares of Class A common stock underlying options granted pursuant to our 1999 Stock Option Plan.

(9) Includes 10,992 shares of Class A common stock underlying options granted pursuant to our 1999 Stock Option Plan.

(10) Includes 23,200 shares of Class A common stock underlying options granted pursuant to our 1999 Stock Option Plan.

(11) Includes 33,200 shares of Class A common stock underlying options granted pursuant to our 1999 Stock Option Plan.

(12) Includes 33,200 shares of Class A common stock underlying options granted pursuant to our 1999 Stock Option Plan and 30,000 shares held by a limited liability company for which Mr. Winikoff serves as manager. Mr. Winikoff disclaims beneficial ownership of the shares held by the limited liability company except to the extent of his pecuniary interest therein.

(13) Includes 27,075 shares of Class A common stock underlying options granted pursuant to our 1999 Stock Option Plan.

(14) Includes 18,234 shares of Class A common stock underlying options granted pursuant to our 1999 Stock Option Plan.

(15) Includes 348,273 shares of Class A common stock underlying options granted pursuant to our 1999 Stock Option Plan.

(16) Includes 749,128 shares of Class B common stock owned of record by other stockholders, for which Mr. Commisso holds an irrevocable proxy, representing all remaining shares of Class B common stock outstanding. Also includes 948,892 shares of Class B common stock underlying options granted to Mr. Commisso pursuant to our 1999 Stock Option Plan, 6,855,669 shares of Class B common stock underlying options owned by Mr. Commisso, which options were issued in consideration for an agreement to amend a provision in the operating agreement of our predecessor, and 344,331 shares of Class B common stock underlying options issued to other executive and non-executive employees of our company in consideration for an agreement to amend a provision in the operating agreement of our predecessor, for which Mr. Commisso holds an irrevocable proxy.

(17) Includes 95,014 shares of Class B common stock underlying options issued in consideration for an agreement to amend a provision in the operating agreement of our predecessor.

(18) Such beneficial owner has granted Mr. Commisso an irrevocable proxy with respect to such shares.

(19) Includes 53,208 shares of Class B common stock underlying options issued in consideration for an agreement to amend a provision in the operating agreement of our predecessor.

(20) Includes 64,610 shares of Class B common stock underlying options issued in consideration for an agreement to amend a provision in the operating agreement of our predecessor.

(21) Includes 64,610 shares of Class B common stock underlying options issued in consideration for an agreement to amend a provision in the operating agreement of our predecessor.

(22) Includes 948,892 shares of Class B common stock underlying options granted pursuant to our 1999 Stock Option Plan and 7,200,000 shares of Class B common stock underlying options issued in consideration for an agreement to amend a provision in the operating agreement of our predecessor.

                             EXECUTIVE COMPENSATION

REPORT ON 2002 EXECUTIVE COMPENSATION

         The Compensation Committee did not meet during 2002. The 2002 compensation levels for Mediacom's chief executive officer and other executive officers were substantially continuations of 2001 compensation levels as determined in 2001 by the Compensation Committee, adjusted in some cases for 2002 as described below.

         During 2002, neither the Compensation Committee nor the Board conducted a review of Mr. Commisso's compensation as chairman and chief executive officer. Mr. Commisso's base salary remained at $100,000, the same level as for each of the prior two years, and Mr. Commisso was not paid a bonus or awarded any equity incentive compensation for 2002.

         The 2002 salaries and cash bonuses of other executive officers were substantially continuations of their salaries and bonuses for 2001, adjusted in some cases based on annual performance evaluations. Those performance evaluations were largely subjective and were based upon the evaluations and recommendations of the chief executive officer, rather than being based upon an exact specification of the factors to be considered, a formula for determining the relative importance of those factors or precise measurements of how each of the individual factors relates to each officer's ultimate annual compensation. No stock options or other equity-based compensation was awarded to executive officers during 2002.

         MEMBERS OF THE BOARD OF DIRECTORS

         Rocco B. Commisso
         Craig S. Mitchell
         William S. Morris III
         Thomas V. Reifenheiser
         Natale S. Ricciardi
         Mark E. Stephan
         Robert L. Winikoff

RECONSTITUTION OF COMPENSATION COMMITTEE AND REVIEW OF CHIEF EXECUTIVE OFFICER'S COMPENSATION

         In April 2003, the Board reconstituted the Compensation Committee to consist solely of independent directors and authorized and directed the Compensation Committee to review our current compensation policies and, more specifically, to research and explore the levels and types of compensation normally provided in the marketplace for the chief executive officer of companies comparable to our company, with the objective of using the results of such research and exploration to develop a market-based, competitive compensation package for Mr. Commisso. As reconstituted, the Compensation Committee is comprised of three directors, William S. Morris III, Thomas V. Reifenheiser and Natale S. Ricciardi, none of whom is an officer or employee of our company, and each of whom is an "independent director" as defined in the rules of the Nasdaq Stock Market as well as an "outside director" as defined in
Section 162(m) of the Internal Revenue Code. The Board specifically authorized and directed the Compensation Committee to develop and evaluate a proposal for the terms of an appropriate compensation package for our chief executive officer and to exercise all of the powers of the Board with respect to such matter and all other matters relating to the terms and conditions of our chief executive officer's employment and compensation including, without limitation, the power to approve any such terms and conditions agreed upon with the chief executive officer.

         The Compensation Committee intends to research and explore the levels and types of compensation normally provided in the marketplace for the chief executive officer of companies comparable to our company. This process will include considering the reports of one or more independent compensation consultants. Mr. Commisso is not obligated to accept any compensation package that may be proposed by the Compensation Committee. The Compensation Committee will be responsible for any negotiations with Mr. Commisso that may be necessary to arrive at a mutually acceptable compensation package.

         As a result of the Compensation Committee's review and negotiations with Mr. Commisso, it is anticipated that the compensation that will be paid to Mr. Commisso for 2003 and subsequent years will be significantly higher than his compensation for 2002 and prior years.

EFFECT OF INTERNAL REVENUE CODE SECTION 162(M)

         Section 162(m) of the Internal Revenue Code limits deductions for certain executive compensation in excess of $1 million for the taxable year. Certain types of compensation in excess of $1 million are deductible only if:
(i) performance goals are specified in detail by a compensation committee comprised solely of two or more outside directors; (ii) the material terms of the compensation, including the performance goals, are disclosed to the stockholders and approved by a majority vote of the stockholders prior to payment of such compensation; and (iii) the compensation committee certifies that the performance goals and any other material terms under which the compensation is to be paid were in fact satisfied. To date, none of our executive officers has received executive compensation in excess of $1 million. In considering proposals to pay any executive officer compensation in excess of $1 million, the Compensation Committee or the Board will give due consideration to the deductibility of compensation. Deductibility, however, will be only one among a number of factors used in making its compensation decisions. From time to time, the Committee or the Board may award compensation that is not fully deductible if it determines that such award is consistent with its compensation philosophy and goals and is in the best interests of our company and its shareholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2002, the Compensation Committee, as originally constituted, consisted of William S. Morris III, Rocco B. Commisso and Robert L. Winikoff. Subsequent to his appointment to the Compensation Committee, Mr. Winikoff resigned from the Compensation Committee because his relationship with a law firm that receives fees from our company would mean that he would not qualify as an "outside director" as defined in Section 162(m) of the Internal Revenue Code.

         With the exception of Rocco B. Commisso and Mark E. Stephan, none of our directors is a current or former officer or employee of our company or any of its subsidiaries. In addition, none of our employee directors or other executive officers serve as a director of a company where one of our non-employee directors is an executive officer. Mr. Winikoff is a partner of the law firm Sonnenschein Nath & Rosenthal LLP, which in 2002 provided (and currently provides) services to us.

         As noted above, the Compensation Committee did not meet in 2002. Since April 2003, the Compensation Committee has consisted entirely of Messrs. Morris, Reifenheiser and Ricciardi, none of whom is an officer or employee of our company or any of its subsidiaries and each of whom is an "independent director" as defined in the rules of the Nasdaq Stock Market, as well as an "outside director" as defined in Section 162(m) of the Internal Revenue Code.

EXECUTIVE COMPENSATION SUMMARY

         Except where otherwise indicated, the table below summarizes the compensation paid in 2002, 2001 and 2000 to our Chief Executive Officer and our four other most highly compensated executive officers.

                                           SUMMARY COMPENSATION TABLE
                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                                                    -----------
                                                 ANNUAL COMPENSATION (1)             NUMBER OF
                                          --------------------------------------      SHARES
                                                                    OTHER ANNUAL    UNDERLYING      ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR     SALARY       BONUS       COMPENSATION    OPTIONS (2)    COMPENSATION
 -----------------------------    ----    --------    ----------    ------------    -----------    ------------
Rocco B. Commisso.............    2002    $100,000       --          $19,476 (4)        --              --
  Chairman and Chief Executive    2001    $100,000    $  399 (3)         --             --              --
  Officer                         2000    $100,000       --              --         987,041 (5)         --

Mark E. Stephan ..............    2002    $220,000    $5,500             --             --          $4,400 (7)
  Senior Vice President, Chief    2001    $210,769    $  399 (3)         --          20,000 (6)     $  846 (7)
  Financial Officer               2000    $200,000       --              --           4,986 (6)         --

James M. Carey................    2002    $201,347    $5,500             --             --              --
  Senior Vice President,          2001    $186,147       --              --          20,000 (6)         --
  Operations                      2000    $163,532       --              --          31,792 (6)         --

Joseph Van Loan...............    2002    $210,000    $5,500             --             --              --
  Senior Vice President,          2001    $205,115    $  399 (3)         --          15,000 (6)         --
  Technology                      2000    $200,000       --              --          20,390 (6)         --

Italia Commisso Weinand.......    2002    $175,000    $5,500             --             --              --
  Senior Vice President,          2001    $165,776    $  399 (3)         --          15,000 (6)         --
  Programming and Human           2000    $155,777       --              --          20,392 (6)         --
  Resources

__________

(1) Prior to our initial public offering in February 2000, all of our executive officers, excluding Mr. James M. Carey, received compensation from Mediacom Management Corporation, a Delaware corporation wholly-owned by Rocco B. Commisso, which provided management services to the operating subsidiaries of Mediacom LLC. Mr. Carey received his compensation from one of our operating subsidiaries.

(2) In consideration for agreeing to amend the operating agreement of our predecessor, options to purchase shares of Class B common stock were received in February 2000 by the named executive officers in the following amounts: Rocco B. Commisso - 6,851,107 shares, Mark E. Stephan - 95,014 shares, James M. Carey - 53,208 shares, Joseph Van Loan - 64,610 shares and Italia Commisso Weinand - 64,612 shares. Mr. Commisso subsequently received options to purchase an additional 4,560 shares upon the departure of two employees who had previously been issued such options. All of these options were issued outside of the 1999 Stock Option Plan.

(3) Represents the value of 25 shares of Class A common stock received as part of a long-term service award on the date of grant (December 12, 2001). Such shares had an aggregate value of $220 on December 31, 2002.

(4)   Represents transportation-related benefits.

(5) Represents options to purchase 38,149 shares of Class A common stock and 948,892 shares of Class B common stock. All of these options were granted under the 1999 Stock Option Plan.

(6) Represents options to purchase shares of Class A common stock. All of these options were granted under the 1999 Stock Option Plan.

(7)   Represents employer contributions to 401(k) plan.

STOCK OPTION GRANTS DURING 2002

         During fiscal 2002, no stock options were granted to the named executive officers in the Summary Compensation Table.

YEAR-END 2002 OPTION VALUES

         The table below sets forth information at fiscal year-end 2002 concerning stock options held by the named executive officers in the Summary Compensation Table. No options held by such individuals were exercised during 2002.

                                     NUMBER OF SHARES OF COMMON STOCK
                                                UNDERLYING                      VALUE OF UNEXERCISED
                                           UNEXERCISED OPTIONS                  IN-THE-MONEY OPTIONS
                                           AT DECEMBER 31, 2002               AT DECEMBER 31, 2002 (7)
                                    ----------------------------------    --------------------------------
              NAME                     EXERCISABLE       UNEXERCISABLE    EXERCISABLE        UNEXERCISABLE
 ---------------------------------  ----------------     -------------    -----------        -------------
Rocco B. Commisso.................  7,842,709 (1)              --              --                  --
Mark E. Stephan...................    101,008 (2)(3)       18,992 (6)          --                  --
James M. Carey....................     69,925 (3)(4)       35,075 (6)          --                  --
Joseph Van Loan...................     75,766 (3)(5)       24,234 (6)          --                  --
Italia Commisso Weinand...........     75,766 (3)(5)       24,234 (6)          --                  --

__________

(1) Represents options to purchase 38,149 shares of Class A common stock and 948,892 shares of Class B common stock granted under the 1999 Stock Option Plan and options to purchase 6,855,668 shares of Class B common stock granted outside the 1999 Stock Option Plan.

(2) Represents options to purchase 5,994 shares of Class A common stock and 95,014 shares of Class B common stock.

(3) The options to purchase shares of Class A common stock were granted under the 1999 Stock Option Plan. The options to purchase shares of Class B common stock were issued outside of the 1999 Stock Option Plan.

(4) Represents options to purchase 16,717 shares of Class A common stock and 53,208 shares of Class B common stock.

(5) Represents options to purchase 11,156 shares of Class A common stock and 64,610 shares of Class B common stock.

(6) Represents options to purchase shares of Class A common stock granted under the 1999 Stock Option Plan.

(7)   None of the options were in-the-money as of December 31, 2002.

EMPLOYMENT ARRANGEMENTS

         Mark E. Stephan, James M. Carey, Joseph Van Loan, Italia Commisso Weinand and certain other of our employees entered into employment arrangements in November 1999 setting forth the terms of their at-will employment with us. Each of the employment arrangements also provides that if we terminate the employee's employment without cause, the employee is entitled to a severance payment equal to six months of base salary and precludes the employee from competing with us for a period of three years following termination.

COMPENSATION OF DIRECTORS

         Our non-employee directors were each paid a $30,000 annual retainer fee for serving on the Board during 2002. Non-employee directors receive reimbursement of out-of-pocket expenses incurred for each board meeting or committee meeting attended.

PERFORMANCE GRAPH

         The graph below compares the performance of our Class A common stock with the performance of the Nasdaq National Market Composite Index and two peer groups of comparable cable companies from February 4, 2000, the date our Class A common stock commenced trading, through December 31, 2002. The performance graph assumes that an investment of $100 was made in our Class A common stock and in each index on February 4, 2000, and that all dividends, if any, were reinvested. The historical price performance of our Class A common stock is not necessarily indicative of future price performance.

                     COMPARISONS OF CUMULATIVE TOTAL RETURNS

                               [performance graph]


                                        2/04/00   12/31/00   12/31/01   12/31/02
                                        -------   --------   --------   --------

Mediacom Communications Corporation...    100        90         96         46
Old Peer Group Index(1)...............    100        85         70         38
New Peer Group Index(1)...............    100        86         74         45
Nasdaq National Market Composite Index    100        58         46         31
__________

(1) The Old Peer Group Index consists of Adelphia Communications Corporation, Charter Communications, Inc., Comcast Corporation (Class A Special common stock), Cox Communications, Inc. and Insight Communications Company, Inc. We have decided to designate a New Peer Group Index that excludes Adelphia in light of Adelphia's bankruptcy filing. The returns of the Old and New Peer Group Indices are weighted according to the respective issuer's market capitalization.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., BNY Capital Markets, Inc. and other investment banking firms or their affiliates have in the past engaged in transactions with and performed services for our affiliates and us in the ordinary course of business, including commercial banking, financial advisory and investment banking services. Furthermore, these companies or their affiliates may perform similar services for our affiliates and us in the future. Affiliates of certain of these companies are agents and lenders under our subsidiary credit facilities. The Bank of New York, an affiliate of BNY Capital Markets, Inc., acts as trustee for our senior notes and our convertible senior notes.

         On April 26, 2001, we made a loan to James M. Carey in the amount of $600,000. The loan accrued interest at the rate of 5.0% per annum, and was secured by 60,000 shares of our common stock owned by Mr. Carey. On April 8, 2002, Mr. Carey repaid $628,521 to us, which represented the entire principal amount plus interest.

                    ITEM 2 - APPROVAL OF 2003 INCENTIVE PLAN

INTRODUCTION

         On April 24, 2003, our Board of Directors adopted the Mediacom Communications Corporation 2003 Incentive Plan ("2003 Plan"), subject to stockholder approval. The 2003 Plan is a continuation of the Mediacom Communications Corporation 1999 Stock Option Plan (the "Prior Plan"), and, if approved by the stockholders, will supplant the Prior Plan, under which no further awards will be made.

         Stockholders are being asked to approve the 2003 Plan. The 2003 Plan substantially improves upon the Prior Plan by expanding the types of awards that may be granted under the 2003 Plan, including restricted stock and deferred stock, dividend equivalent rights, performance units, performance shares, other stock-based awards and cash incentive awards, as well as stock options and stock appreciation rights, which were available under the Prior Plan. Stockholder approval of the 2003 Plan is necessary, among other reasons, to allow the company to grant incentive stock options described in Section 421 of the Internal Revenue Code (the "Code") and to allow performance-based awards made under the 2003 Plan to executive officers of our company to be fully deductible by us for federal income tax purposes under Code Section 162(m) if and to the extent the Compensation Committee (the "Committee") determines that compliance with the performance-based exception to tax deductibility limitations under Code
Section 162(m) is desirable. See "Executive Compensation -- Effect of Internal Revenue Code Section 162(m)."

         The terms of the 2003 Plan provide that up to a maximum 21,000,000 shares of our common stock will be available for issuance in settlement of awards. Under the Prior Plan, which was adopted at the time of our initial public offering in February 2000, an aggregate of 9,000,000 shares are available for issuance upon exercise of stock options. In addition, there is currently an aggregate of 7,200,000 shares of our common stock that is subject to issuance upon exercise of stock options that were granted outside of the Prior Plan ("Non-Plan Options") at the time of the initial public offering. Accordingly, an aggregate of 16,200,000 shares of our common stock is currently available for issuance upon the exercise of stock options. The 21,000,000 shares of our common stock that will be available for issuance under the 2003 Plan represent the sum of the 9,000,000 shares currently available under the Prior Plan plus the 7,200,000 shares underlying the Non-Plan Options plus 4,800,000 new shares that will be available for issuance under the 2003 Plan.

         Since our initial public offering, there has not been an increase to the number of shares of our common stock available for issuance upon exercise of stock options. Since that time, we have undergone substantial growth. Our annual revenues have almost tripled, the number of our basic customers has more than doubled, and the number of our full-time employees has grown from approximately 1,300 to approximately 3,600. Also, since the initial public offering, the number of shares of our common stock issued and outstanding has increased from 90,000,000 to approximately 118,632,000, representing an increase of 31.8%. Given these factors, the 2003 Plan has been structured to include a net increase of 4,800,000 in the aggregate number of shares of our common stock that will be available for issuance in settlement of awards, representing a 29.6% increase in the number of shares of our common stock currently available for issuance upon exercise of stock options. See "-- Offering of Common Stock."

         A full copy of the 2003 Plan is attached as Exhibit A hereto. The material features of the 2003 Plan are summarized below and such summary is qualified in its entirety by reference to the complete text of the 2003 Plan.

PURPOSE

         The 2003 Plan is intended to allow selected employees, officers and consultants of our company or an affiliate to acquire or increase equity ownership in our company, thereby strengthening their commitment to our success and stimulating their efforts on behalf of our company, and to assist us and our affiliates in attracting new employees, officers and consultants and retaining existing employees, officers and consultants. The 2003 Plan is also intended to provide cash incentive compensation opportunities that are competitive with those of other peer corporations, to optimize the profitability and growth of our company and our affiliates through incentives which are consistent with our goals, to provide grantees with an incentive for excellence in individual performance, and to promote teamwork among employees, officers and consultants.

         The 2003 Plan is not intended to be the exclusive vehicle for providing incentive or other compensation to employees and officers of our company and its affiliates. Our company and each of its affiliates expressly reserves the right to pay, outside of the 2003 Plan and subject to the rules of the Nasdaq Stock Market, other forms of compensation, including, without limitation, forms of incentive compensation that are not authorized by, or permitted to be paid under, the 2003 Plan.

ADMINISTRATION

         The 2003 Plan will be administered by the Committee, the members of which are appointed by the Board of Directors. If and to the extent that compliance with Rule 16b-3 under the Securities Exchange Act of 1934 or the performance-based exception to tax deductibility limitations under Code Section 162(m) is desirable, the Committee must be comprised of two or more directors who qualify as "non-employee directors" under Rule 16b-3 and "outside directors" under Code Section 162(m). Subject to the terms of the 2003 Plan, the Committee has full power and discretion to select those persons to whom awards will be granted; to determine the amounts and terms of awards; to change and determine the terms of any award agreement, including but not limited to the term and the vesting schedule; to determine and change the conditions, restrictions and performance criteria relating to any award; to determine the settlement, cancellation, forfeiture, exchange or surrender of any award; to make adjustments in the terms and conditions of awards including, but not limited to, changing the exercise price of any award; to construe and interpret the 2003 Plan and any award agreement; to establish, amend and revoke rules and regulations for the administration of the 2003 Plan; to make all determinations deemed necessary or advisable for administration of the 2003 Plan; and to exercise any powers and perform any acts it deems necessary or advisable to administer the 2003 Plan and subject to certain exceptions, to amend, alter or discontinue the 2003 Plan or amend the terms of any award.

         The Committee may delegate any or all of its administrative authority to our chief executive officer except with respect to awards to executive officers and awards that are intended to comply with the performance-based exception to tax deductibility limitations under Code Section 162(m).

ELIGIBILITY

         The 2003 Plan provides for awards to our employees, potential employees, officers and potential officers of our company or an affiliate and consultants and potential consultants to our company or an affiliate. Some awards will be provided to officers and others who are deemed by us to be "insiders" for purposes of Section 16 of the Securities Exchange Act of 1934. As of April 24, 2003, we and our affiliates had approximately 3,600 full-time employees (including officers), all of whom will be eligible to participate in the 2003 Plan. An affiliate is defined in the 2003 Plan as any entity, individual, venture or division that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with our company.

         The 2003 Plan also provides that a former employee or officer of our company may receive an award to the extent that the former employee or officer is entitled to receive an award under the terms of an employment agreement or similar contract entered into prior to the former employee's or officer's termination of employment. In addition, the 2003 Plan provides that if our company acquires another corporation or other entity (an "Acquired Entity") as a result of a merger or consolidation of the Acquired Entity into our company or any of our affiliates or as a result of the acquisition of the stock or property of the Acquired Entity by us or any of our affiliates, the Committee may grant awards ("Acquired Entity Awards") to the current and former employees, consultants and non-employee directors of the Acquired Entity in substitution for options and other stock-based awards granted by the Acquired Entity.

         Although non-employee directors were eligible to receive awards under the Prior Plan, they are not eligible to receive awards under the 2003 Plan. The Board is currently reviewing director compensation practices and may adopt a separate equity incentive plan for non-employee directors in the future when and if the Board determines it to be appropriate.

OFFERING OF COMMON STOCK

         21,000,000 shares of our common stock will be available under the terms of the 2003 Plan for issuance in settlement of awards. (The term "shares" or "stock" in this summary refers to Class A or Class B common stock as determined by the Committee, unless otherwise indicated.) The number of shares available for issuance represents the sum of the 9,000,000 shares that are available for issuance under the Prior Plan plus the 7,200,000 shares subject to Non-Plan Options plus 4,800,000 new shares that will be available for issuance under the 2003 Plan. If the 2003 Plan is approved by our stockholders, any shares of our common stock issued upon exercise of an award granted under the Prior Plan or upon exercise of a Non-Plan Option (including shares issued upon exercise of an award or option prior to the date that the 2003 Plan is approved by stockholders) will be charged against and reduce the number of shares that may be issued under the 2003 Plan. The 21,000,000 shares of common stock that will be available for issuance under the 2003 Plan constitute an increase of 4,800,000 when compared to the aggregate number of shares of our common stock that are currently available for issuance under the Prior Plan and in respect of Non-Plan Options.

         The stock delivered to settle awards made under the 2003 Plan may be authorized and unissued shares or treasury shares, including shares repurchased by us for purposes of the 2003 Plan. If any shares subject to any award granted under the 2003 Plan or the Prior Plan or subject to any Non-Plan Options are forfeited or otherwise terminated without delivery of shares, the shares subject to such awards or Non-Plan Options will again be available for issuance under the 2003 Plan. In addition, any shares withheld, applied as payment for, or sold with the proceeds applied as payment for, shares issued upon exercise of an award or a Non-Plan Option or for the withholding or payment of taxes due upon exercise of the award or Non-Plan Option will again be available for grant under the 2003 Plan.

         As of April 24, 2003, a total of 3,653,355 shares of our common stock were subject to outstanding options granted under the Prior Plan and a total of 7,200,000 shares of our common stock were subject to Non-Plan Options. Accordingly, if the 2003 Plan is approved by stockholders, an aggregate of 10,146,645 shares of our common stock will be available as of April 24, 2003 (the date that the 2003 Plan was adopted by the Board) for future grants under the 2003 Plan. At April 24, 2003, the last reported sale price of our Class A common stock on The Nasdaq National Market was $9.61 per share.

         If a dividend or other distribution, recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme or arrangement, split-up, spin-off or combination, or similar transaction or event affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of grantees, the Committee will make an equitable change or adjustment as it deems appropriate in the number and kind of securities subject to or to be issued in connection with awards (whether or not then outstanding) and the exercise price or grant price relating to an award.

         In connection with an Acquired Entity's merger or consolidation into, or acquisition by, our company or any of our affiliates, the Committee may grant Acquired Entity Awards to current and former employees, consultants and non-employee directors of the Acquired Entity in substitution of stock or other stock-based awards granted to such individuals by the Acquired Entity. The Acquired Entity Awards are intended to preserve the economic value of the awards held by the current and former employees, consultants and non-employee directors of the Acquired Entity immediately prior to its merger or consolidation into, or acquisition by, our company or any of our affiliates. Acquired Entity Awards will not count against the overall limit on the number of shares of common stock available for issuance under this 2003 Plan nor will they count against the individual limits on awards described below.

LIMITS ON AWARDS

         The 2003 Plan limits the number of shares and the amount of cash that may be issued as awards. Awards may not be granted to any individual in any calendar year for an aggregate number of shares of common stock in excess of 4,000,000. In addition, the maximum potential value of any award that may be granted to the Chief Executive Officer or any of our other four highest compensated officers in any calendar year which may be settled in cash or property other than common stock may not exceed $5 million.

SUMMARY OF AWARDS UNDER THE 2003 PLAN

         The 2003 Plan permits the granting of any or all of the following types of awards to all grantees:

         o stock options including incentive stock options ("ISOs") and stock appreciation rights ("SARs");
         o  restricted stock and deferred stock;
         o  dividend equivalents;
         o  performance units;
         o  performance shares;
         o  annual incentive awards; and
         o  other stock-based awards.

         Generally, awards under the 2003 Plan are granted for no consideration other than prior and future services. Awards granted under the 2003 Plan may, in the discretion of the Committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the 2003 Plan or other plan of our company. The material terms of each award will be set forth in a written award agreement between the grantee and us.

     STOCK OPTIONS AND SARS.

         The Committee is authorized to grant stock options, including ISOs (except that ISOs may not be granted to non-employee consultants), and SARs. A stock option allows a grantee to purchase a specified number of shares at a predetermined price during a fixed period measured from the date of grant. An SAR entitles the grantee to receive the excess of the fair market value of a share on the date of exercise over the grant price of the SAR. The purchase price per share of stock subject to a stock option and the grant price of an SAR is determined by the Committee and set forth in the award agreement. The purchase price per share under an incentive stock option or any option that is intended to satisfy the performance-based exception to tax deductibility limitations under Code Section 162(m) cannot be less than the fair market value of a share on the grant date. The purchase price per share under any other non-qualified stock option cannot be less than par value of the stock. The term of each option or SAR is determined by the Committee and set forth in the award agreement, except that the term of ISOs and SARs granted in tandem with ISOs may not exceed ten years. Such awards are exercisable in whole or in part at such time or times as determined by the Committee and set forth in the award agreement. Options may be exercised by payment of the purchase price in cash, stock, other outstanding awards or as the Committee determines. Methods of exercise and settlement and other terms of the SARs will be determined by the Committee.

     RESTRICTED STOCK AND DEFERRED STOCK.

         The Committee may award restricted stock consisting of shares which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the Committee lapse. A grantee receiving restricted stock will have all of the rights of a stockholder of our company, including the right to vote the shares and the right to receive any dividends, except as otherwise provided in the award agreement. Upon termination of employment during the restriction period, restricted stock will be forfeited subject to such exceptions, if any, as are provided in the award agreement.

         The Committee may also make deferred stock awards, generally consisting of a right to receive shares at the end of specified deferral periods. Awards of deferred stock are subject to such limitations as the Committee may impose in the award agreement, which limitations may lapse at the end of the deferral period, in installments or otherwise. Deferred stock awards carry no voting or other rights associated with stock ownership. Except as otherwise provided in the award agreement, grantees will receive dividend equivalents with respect to deferred stock, which will be deemed to be reinvested in additional shares of deferred stock. Upon termination of employment during deferral period, deferred stock will be forfeited to the extent provided in the award agreement.

     DIVIDEND EQUIVALENTS.

         The Committee is authorized to grant dividend equivalents which provide a grantee the right to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents. Dividend equivalents may be paid directly to grantees or may be deferred for later delivery under the 2003 Plan.

     PERFORMANCE UNITS.

         The Committee may grant performance units, which entitle a grantee to cash or shares conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee and reflected in the award agreement. The initial value of a performance unit will be determined by the Committee at the time of grant. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement. It is expected that the performance measures for performance units will generally be selected from among those listed in the 2003 Plan.

     PERFORMANCE SHARES.

         The Committee may grant performance shares, which entitle a grantee to a certain number of shares of common stock, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the Committee and reflected in the award agreement. The Committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement. It is expected that the performance measures for performance shares will generally be selected from among those listed in the 2003 Plan.

     ANNUAL INCENTIVE AWARDS.

         The Committee may grant annual incentive awards under the 2003 Plan for a fiscal year of the company in an aggregate amount not to exceed the annual "Bonus Pool." The Bonus Pool for a fiscal year shall be an amount not to exceed 5% of the operating cash flow of the company and its subsidiaries for the year determined on a consolidated basis without duplication in accordance with generally accepted accounting principles. Operating cash flow for a fiscal year is defined as (i) gross operating revenues (not including extraordinary items), minus (ii) all operating expenses (not including extraordinary items), including without limitation, technical programming and selling, general and administrative expenses, but excluding (to the extent included in operating expenses) income taxes, depreciation, amortization and interest expense. Gross operating revenues and operating expenses for any year shall exclude all extraordinary and unusual items and all non-cash items. For purposes of determining operating cash flow, gross operating revenues include revenues received in cash in respect of investments, so long as such investments are recurring (i.e., reasonably expected to continue for four or more fiscal quarters) and do not exceed 20% of gross operating revenues (not including extraordinary items and such investment revenues).

         The Committee will determine the eligible employees who are eligible to receive annual incentive awards ("participants"). Generally, this determination will be made within the first 90 days of the fiscal year or if an employee is hired or promoted to a position which warrants designation as a participant after the first day of the year, within ninety (90) days of such hiring or promotion but not later than the elapse of 25% of the remainder of such year after such hiring or promotion. The Committee may designate an employee as a participant for a full year or for a period of less than a full year; provided that the annual incentive award payable to a person who is designated as a participant for a partial year will be charged against his or her share of the annual Bonus Pool for that year and reduce the amount of the Bonus Pool available for all other participants.

         The annual Bonus Pool will be allocated among participants in proportion to their respective target bonus opportunity for the fiscal year. No participant may receive more than 25% of the Bonus Pool for any fiscal year. A participant's target bonus opportunity will be the target bonus opportunity specified in his or her employment agreement in effect as of the first day of the fiscal year if the participant has an employment agreement that specified a target bonus opportunity. The target bonus opportunity for all other participants will be determined by the Committee during the first 90 days of the fiscal year (or, if later, by the date the employee is designated as a participant). Each participant's target bonus opportunity is expressed as a dollar amount determined by multiplying his or her base salary as of the first day of the fiscal year (or the date the employee is designated as a participant, if later) by the participant's target bonus opportunity percentage set forth in his or employment agreement or determined by the Committee, as applicable.

         Each participant's maximum percentage interest in the Bonus Pool for a fiscal year will be fixed at the beginning of the year. If an employee is first designated as a participant after the first day of the fiscal year, his or her maximum percentage will be fixed on the date of such designation). Once a participant's maximum percentage of the Bonus Pool for a fiscal year is fixed, it may be subsequently reduced but it may not be increased. A participant's maximum percentage of the Bonus Pool represents the MAXIMUM potential annual incentive award that the participant may receive for the fiscal year.

         As soon as feasible after the close of each fiscal year, our independent certified public accountants will determine and report to the Committee the amount of our operating cash flow for such fiscal year and the Committee will certify the maximum potential annual incentive award amount that may be paid to each participant for such fiscal year.

         The Committee will have absolute discretion to reduce the amount of a participant's annual incentive award to any amount less than maximum potential annual incentive award amount the year (or pay no annual incentive award to the participant for the year), based on such criteria, factors and measures as the Committee in its sole discretion may determine; provided, however, that a participant's annual incentive award for a year may not exceed his or her maximum potential annual incentive award as certified by the Committee. A reduction in the amount of the annual incentive award payable to any participant (including a decision not to pay an annual incentive award to a participant) will not affect the maximum annual incentive award payable to any other participant for that fiscal year.

         In general, a participant will not be entitled to receive an annual incentive award for a fiscal year if the participant's employment terminates during the fiscal year. The Committee may, however, in its absolute discretion, authorize the payment of an annual incentive award to a terminated participant in an amount determined by the Committee, which may not exceed the participant's maximum annual incentive award amount for the fiscal year.

         The Committee will determine the amount of the annual incentive award to be paid to each participant as soon as administratively practicable after the end of the fiscal year but not later than 90 days after the end of such fiscal year. Annual incentive awards will be paid in cash as soon as administratively practicable after the Committee determines the amount to be paid, but not later than 90 days after the end of the fiscal year.

     OTHER STOCK-BASED AWARDS.

         In order to enable us to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the 2003 Plan authorizes the Committee to grant awards that are valued in whole or in part by reference to or otherwise based on our securities. The Committee determines the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.

     PERFORMANCE-BASED AWARDS.

         The Committee may require satisfaction of predetermined performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of awards being granted or becoming exercisable or payable under the 2003 Plan, or as a condition to accelerating the timing of such events.

         The performance measure(s) to be used for purposes of any awards (other than stock options or SARs) intended to satisfy the "performance based" exception to tax deductibility limitations under Code Section 162(m) will be chosen from among the following:

         o  earnings (either in the aggregate or on a per-share basis);
         o net income or loss (either in the aggregate or on a per-share basis);
         o  operating income or loss;
         o  operating profit;

         o annual cash flow provided by operations (including operating cash flow used for purposes of determining the Bonus Pool for annual incentive awards);
         o free cash flow (defined as operating cash flow used for purposes of determining the Bonus Pool for annual incentive awards less interest expense and capital spending), either in the aggregate on a per-share basis;
         o  costs;
         o  gross revenues;
         o reductions in expense levels in each case, where applicable, determined either on a company-wide basis or in respect of any one or more business units;
         o  operating and maintenance cost management and employee productivity;
         o stockholder returns (including return on assets, investments, equity, or gross sales);
         o  return measures (including return on assets, equity, or sales);
         o share price (including growth measures and total stockholder return or attainment by the shares of a specified value for a specified period of time);
         o  net economic value;
         o  economic value added;
         o  aggregate product unit and pricing targets;
         o strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;
         o achievement of business or operational goals such as market share and/or business development;
         o  results of customer satisfaction surveys;
         o  safety record;
         o  network and service reliability; and/or
         o  debt ratings, debt leverage and debt service.

         The Committee has the discretion to adjust the determinations of the degree of attainment of the predetermined performance goals; provided, however, that awards which the Committee intends to qualify for the performance-based exception to the tax deduction limitations under Code Section 162(m) may not be adjusted upward unless the Committee intends to amend the award to no longer qualify for the performance-based exception, although the Committee retains the discretion to adjust such awards downward.

     PAYMENT AND DEFERRAL OF AWARDS.

         Awards may be settled in cash, stock, other awards or other property, in the discretion of the Committee. The Committee may require (to the extent provided in the award agreement) or permit grantees to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish. The 2003 Plan authorizes the Committee to place shares or other property in trusts or make other arrangements to provide for payment of our obligations under the 2003 Plan. The Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the stock or other property to be distributed will be withheld to satisfy such tax obligations.

     TRANSFER LIMITATIONS ON AWARDS.

         Awards granted under the 2003 Plan generally may not be pledged or otherwise encumbered and generally are not transferable except by will or by the laws of descent and distribution. Each award will be exercisable during the grantee's lifetime only by the grantee or, if permitted under applicable law, by the grantee's guardian or legal representative. However, transfers of awards for estate planning purposes may be permitted in the discretion of the Committee.

AMENDMENT AND TERMINATION OF THE 2003 PLAN

         The 2003 Plan may be amended, altered, suspended, discontinued or terminated by the Board without further stockholder approval, unless such approval of an amendment or alteration is required by law or regulation or under the rules of any stock exchange or automated quotation system on which the common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the 2003 Plan or broaden eligibility. Stockholder approval will not be deemed to be required under laws or regulations that condition favorable treatment of grantees on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable.

         In addition, subject to the terms of the 2003 Plan, no amendment or termination of the 2003 Plan may materially and adversely affect the right of a grantee under any award granted under the 2003 Plan.

         Unless earlier terminated by the Board, the 2003 Plan will terminate when no shares remain reserved and available for issuance or, if earlier, on April 23, 2013. The terms of the 2003 Plan shall continue to apply to any awards made prior to the termination of the 2003 Plan until we have no further obligation with respect to any award granted under the 2003 Plan.

FEDERAL INCOME TAX CONSEQUENCES

         We believe that under present law the following are the federal tax consequences generally arising with respect to awards granted under the 2003 Plan. This summary is for stockholder informative purposes and is not intended to provide tax advice to grantees.

         The grant of an option or SAR (including a stock-based award in the form of a purchase right) will create no tax consequences for the grantee or us. The grantee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and we will receive no deduction at the time. Upon exercising an option other than an ISO, the grantee must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and nonforfeitable stock acquired on the date of exercise. Upon exercising an SAR, the grantee must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable stock received. In the case of SARs and options other than ISOs, we will be entitled to a deduction for the amount recognized as ordinary income by the grantee. The treatment to a grantee of a disposition of shares acquired upon the exercise of an SAR or option depends on how long the shares have been held and on whether such shares are acquired by exercising an ISO or by exercising an option other than an ISO. Generally, there will be no tax consequences to us in connection with a disposition of shares acquired under an option except that we will be entitled to a deduction (and the grantee will recognize ordinary taxable income) if shares acquired under an ISO are disposed of before the applicable ISO holding periods have been satisfied. Different tax rules apply with respect to grantees who are subject to Section 16 of the Securities Exchange Act of 1934 when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute.

         With respect to other awards granted under the 2003 Plan that may be settled either in cash, in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. We will be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. We will be entitled to a deduction for the same amount. In certain circumstances, a grantee may elect to be taxed at the time of receipt of shares or other property rather than upon the lapse of restrictions on transferability or the substantial risk of forfeiture.

         The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the 2003 Plan. The summary does not address the effects of foreign, state and local tax laws. Because of the variety of awards that may be made under the 2003 Plan and the complexities of the tax laws, grantees are encouraged to consult a tax advisor as to their individual circumstances.

NEW PLAN BENEFITS

         It is not possible to determine how many discretionary grants, nor what types, will be made to grantees in the future. It is also not possible to determine how many discretionary grants will vest rather than be forfeited. Therefore, it is not possible to determine with certainty the dollar value or number of shares of our common stock that will be distributed to grantees.

VOTE REQUIRED

         Adoption of the proposal to approve the 2003 Plan requires an affirmative vote of holders of a majority of the voting power represented by shares of our Class A and Class B common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2003 INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information as of December 31, 2002 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans.

                                  NUMBER OF SHARES OF                              NUMBER OF SHARES OF COMMON
                                  COMMON STOCK TO BE                             STOCK REMAINING AVAILABLE FOR
                                 ISSUED UPON EXERCISE      WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER EQUITY
                                    OF OUTSTANDING        EXERCISE PRICE OF      COMPENSATION PLANS (EXCLUDING
                                   OPTIONS, WARRANTS     OUTSTANDING OPTIONS,        COMMON STOCK REFLECTED
         PLAN CATEGORY                AND RIGHTS         WARRANTS AND RIGHTS       IN FIRST NUMERICAL COLUMN)
 ------------------------------  --------------------    --------------------    -----------------------------
 Equity compensation plans
  approved by security holders:

    1999 Employee Stock
    Option Plan..............        3,696,555 (1)            $17.44 (1)                  5,300,745

    1999 Employee Stock
    Purchase Plan............                0                   n/a                        926,519

    2001 Employee Stock
    Purchase Plan............                0                   n/a                      1,837,601


 Equity compensation plans not
  approved by security holders.            (2)                   (2)                            (2)
                                     ---------                ------                      ---------

          Total:                     3,696,555                   n/a                      8,064,865
                                     =========                                            =========

__________

(1) Represents 2,747,663 shares of Class A common stock and 948,892 shares of Class B common stock.

(2) Excludes options to purchase 7,200,000 shares of Class B common stock that were issued upon completion of our initial public offering in consideration for an agreement to amend a provision in the operating agreement of our predecessor. The weighted-average exercise price of these outstanding options was $19.00 as of December 31, 2002. No other shares remain available for future issuance pursuant to this agreement.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls and the independence and performance of our internal and independent accountants. The committee also recommends to the Board of Directors the selection of our independent accountants. The committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Each committee member is independent as defined by the rules of The Nasdaq Stock Market.

         Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent accountants are responsible for auditing those financial statements. The committee's responsibility is to monitor and review these processes. However, the committee is not professionally engaged in the practice of accounting or auditing and its members are not experts in the fields of accounting or auditing, including with respect to auditor independence. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent accountants.

         In this context, the committee held seven meetings during 2002. The meetings were designed, among other things, to facilitate and encourage communication among the committee, management, the internal accountants and our independent accountants for fiscal year 2002, PricewaterhouseCoopers LLP. The committee discussed with our independent accountants the overall scope and plans for their audit. The committee met with the independent accountants, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls.

         The committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2002 with management and PricewaterhouseCoopers LLP.

         The committee also discussed with the independent accountants matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

         Our independent accountants also provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent accountants their independence from us. When considering PricewaterhouseCoopers LLP's independence, the committee considered whether their provision of services to us beyond those rendered in connection with their audit and review of our consolidated financial statements was compatible with maintaining their independence. The committee also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services.

         Based on the committee's review and these meetings, discussions and reports, and subject to the limitations on the committee's role and responsibilities referred to above and in the Audit Committee charter, the committee recommended to the Board of Directors that our audited consolidated financial statements for the fiscal year ended December 31, 2002 be included in our annual report on Form 10-K for filing with the Securities and Exchange Commission.

         MEMBERS OF THE AUDIT COMMITTEE

         Thomas V. Reifenheiser (Chairman)
         Craig S. Mitchell
         Natale S. Ricciardi

          ITEM 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has, based on the recommendation of the Audit Committee, appointed PricewaterhouseCoopers LLP as our independent auditors for the 2003 fiscal year. Although stockholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon such appointment.

         A proposal will be presented at the Annual Meeting to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors. A representative of PricewaterhouseCoopers LLP is expected to attend the meeting and will be available to respond to appropriate questions from stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

CHANGES IN INDEPENDENT AUDITORS

         On April 19, 2002, we terminated our engagement of Arthur Andersen LLP as our independent auditors. Our termination of Arthur Andersen was approved by our Audit Committee.

         Arthur Andersen's reports on our financial statements for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During either of the years ended December 31, 2001 and 2000 or the period from January 1, 2002 through April 19, 2002, there were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Arthur Andersen's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on our financial statements. Arthur Andersen has expressed no disagreements or differences of opinion regarding any of the kind of events defined as reportable events in Item 304(a)(1)(v) of Regulation S-K.

         We first engaged PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ended December 31, 2002. We did not consult with PricewaterhouseCoopers LLP with respect to either of the years ended December 31, 2001 and 2000 or the period from January 1, 2002 through April 19, 2002 as regards either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was subject to any disagreement or reportable event as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

FEES

         Fees for all services provided by PricewaterhouseCoopers LLP for fiscal year 2002 are as follows:

         AUDIT FEES. The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q and the 401(k) audit for the 2002 fiscal year were approximately $575,000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. No fees were paid to PricewaterhouseCoopers LLP for professional services relating to financial information systems design and implementation in the 2002 fiscal year.

         ALL OTHER FEES. No other fees were paid to PricewaterhouseCoopers LLP in the 2002 fiscal year.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such common stock with the SEC, and to file copies of such reports with us. Based solely upon a review of the copies of such reports filed with us, we believe that during 2002 such reporting persons complied with the filing requirements of said Section 16(a).

                                  ANNUAL REPORT

         Our 2002 Annual Report is being mailed to stockholders together with this proxy statement. No part of such Annual Report shall be regarded a proxy soliciting material or as a communication by means of which any solicitation is being or is to be made. We will provide without charge to any of our stockholders, upon the written request of any such stockholder, a copy of our annual report on Form 10-K for the year ended December 31, 2002, exclusive of exhibits. Requests for such Form 10-K should be sent to Investor Relations, Mediacom Communications Corporation, 100 Crystal Run Road, Middletown, New York 10941, (845) 695-2642.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote each proxy in accordance with his judgment on such matters.

                           2004 STOCKHOLDER PROPOSALS

         Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. In order for stockholder proposals for the 2004 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement, our Secretary must receive them at our principal executive offices not later than January 19, 2004.

                                                                       EXHIBIT A



                     The Mediacom Communications Corporation


                               2003 Incentive Plan
                     (formerly the "1999 Stock Option Plan")

                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----
ARTICLE 1 - Effective Date, Objectives and Duration............................1
   1.1      Effective Date of the Plan.........................................1
   1.2      Objectives of the Plan.............................................1
   1.3      Duration of the Plan...............................................1

ARTICLE 2 - Definitions........................................................1
   2.1      Affiliate..........................................................1
   2.2      Annual Incentive Award.............................................1
   2.3      Award..............................................................1
   2.4      Award Agreement....................................................2
   2.5      Board..............................................................2
   2.6      Code...............................................................2
   2.7      Committee..........................................................2
   2.8      Common Stock.......................................................2
   2.9      Covered Employee...................................................2
   2.10     Deferred Stock.....................................................2
   2.11     Disability.........................................................2
   2.12     Dividend Equivalent................................................2
   2.13     Eligible Person....................................................2
   2.14     Exchange Act.......................................................2
   2.15     Fair Market Value..................................................3
   2.16     Grant Date.........................................................3
   2.17     Grantee............................................................3
   2.18     Incentive Stock Option.............................................3
   2.19     including or includes..............................................3
   2.20     Mature Shares......................................................3
   2.21     Other Stock-Based Award............................................3
   2.22     Option.............................................................3
   2.23     Option Price.......................................................3
   2.24     Option Term........................................................3
   2.25     Performance-Based Exception........................................3
   2.26     Performance Measures...............................................3
   2.27     Performance Period.................................................4
   2.28     Performance Share and Performance Unit.............................4
   2.29     Period of Restriction..............................................4
   2.30     Person.............................................................4
   2.31     Restricted Shares..................................................4
   2.32     Rule 16b-3.........................................................4
   2.33     SEC................................................................4
   2.34     Section 16 Non-Employee Director...................................4
   2.35     Section 16 Person..................................................4
   2.36     Share..............................................................4
   2.37     Termination of Affiliation.........................................4

   2.38     Wrongful Activities................................................4

ARTICLE 3 - Administration.....................................................5
   3.1      Committee..........................................................5
   3.2      Powers of Committee................................................5

ARTICLE 4 - Shares Subject to the Plan, Maximum Awards, and 162(m) Compliance..7
   4.1      Number of Shares Available for Grants..............................7
   4.2      Adjustments in Authorized Shares and Awards........................8
   4.3      Compliance with Section 162(m) of the Code.........................8
   4.4      Performance-Based Exception Under Section 162......................9

ARTICLE 5 - Eligibility and General Conditions of Awards......................11
   5.1      Eligibility.......................................................11
   5.2      Award Agreement...................................................11
   5.3      General Terms and Termination of Affiliation......................11
   5.4      Nontransferability of Awards......................................11
   5.5      Cancellation and Rescission of Awards.............................12
   5.6      Stand-Alone, Tandem and Substitute Awards.........................13
   5.7      Compliance with Rule 16b-3........................................13
   5.8      Deferral of Award Payouts.........................................14

ARTICLE 6 - Stock Options.....................................................14
   6.1      Grant of Options..................................................14
   6.2      Award Agreement...................................................15
   6.3      Option Price......................................................15
   6.4      Grant of Incentive Stock Options..................................15
   6.5      Payment...........................................................16

ARTICLE 7 - Restricted Shares.................................................17
   7.1      Grant of Restricted Shares........................................17
   7.2      Award Agreement...................................................17
   7.3      Consideration for Restricted Shares...............................17
   7.4      Effect of Forfeiture..............................................17
   7.5      Escrow; Legends...................................................17

ARTICLE 8 - Performance Units and Performance Shares..........................18
   8.1      Grant of Performance Units and Performance Shares.................18
   8.2      Value/Performance Goals...........................................18
   8.3      Earning of Performance Units and Performance Shares...............18

ARTICLE 9 - Deferred Stock....................................................19
   9.1      Grant of Deferred Stock...........................................19
   9.2      Delivery and Limitations..........................................19
   9.3      Forfeiture........................................................19

ARTICLE 10 - Dividend Equivalents.............................................19

ARTICLE 11 - Other Stock-Based Awards.........................................20

ARTICLE 12 - Annual Incentive Awards..........................................20
   12.1      Annual Incentive Awards..........................................20
   12.2      Definitions......................................................20
   12.3      Determination of Amount of Annual Incentive Awards...............21
   12.4      Time of Payment of Amount Incentive Awards.......................22

ARTICLE 13 - Amendment, Modification, and Termination.........................22
   13.1      Amendment, Modification, and Termination.........................22
   13.2      Awards Previously Granted........................................22

ARTICLE 14 - Withholding......................................................22
   14.1      Required Withholding.............................................22
   14.2      Notification under Code Section 83(b)............................23

ARTICLE 15 - Additional Provisions............................................23
   15.1      Successors.......................................................24
   15.2      Gender and Number................................................24
   15.3      Severability.....................................................24
   15.4      Requirements of Law..............................................24
   15.5      Securities Law Compliance........................................24
   15.6      No Rights as a Stockholder.......................................24
   15.7      Nature of Payments...............................................25
   15.8      Non-Exclusivity of Plan..........................................25
   15.9      Governing Law....................................................25
   15.10     Share Certificates...............................................25
   15.11     Unfunded Status of Awards; Creation of Trusts....................25
   15.12     Affiliation......................................................25
   15.13     Participation....................................................26
   15.14     Military Service.................................................26
   15.15     Construction.....................................................26
   15.16     Headings.........................................................26
   15.17     Obligations......................................................26
   15.18     Stockholder Approval.............................................26

                       MEDIACOM COMMUNICATIONS CORPORATION
                               2003 INCENTIVE PLAN


                                   ARTICLE 1.
                     EFFECTIVE DATE, OBJECTIVES AND DURATION

1.1 EFFECTIVE DATE OF THE PLAN. Mediacom Communications Corporation, a Delaware corporation (the "Company"), established a stock option plan known as the Mediacom Communications Corporation 1999 Stock Option Plan. The Company hereby amends, restates and renames such plan (as so amended, the "Plan") as set forth herein effective April 24, 2003 ("Effective Date"), subject to approval by the Company's stockholders.

1.2 OBJECTIVES OF THE PLAN. The Plan is intended (a) to allow selected current and employees and officers of and consultants to the Company and its Affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Affiliates in attracting new employees, officers and consultants and retaining existing employees, officers and consultants, (b) to optimize the profitability and growth of the Company and its Affiliates through incentives which are consistent with the Company's goals, (c) to provide Grantees with an incentive for excellence in individual performance, and (d) to promote teamwork among employees, officers and consultants.

1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company ("Board") to amend or terminate the Plan at any time pursuant to Article 13 hereof, until the earlier of April 23, 2013, or the date all Shares subject to the Plan shall have been purchased or acquired and the restrictions on all Restricted Stock granted under the Plan shall have lapsed, according to the Plan's provisions.

                                   ARTICLE 2.
                                   DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 "AFFILIATE" means any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with the Company.

2.2 "ANNUAL INCENTIVE AWARD" means an annual cash bonus payable to a Grantee under Article 12.

2.3 "AWARD" means Annual Incentive Awards, Options (including non-qualified options and Incentive Stock Options), Restricted Shares, Performance Units (which may be paid in cash or Shares), Performance Shares, Deferred Stock, Dividend Equivalents, or Other Stock-Based Awards granted under the Plan.

2.4 "AWARD AGREEMENT" means the written agreement by which an Award shall be evidenced.

2.5 "BOARD" means the Board of Directors of the Company.

2.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

2.7 "COMMITTEE" has the meaning set forth in Section 3.1(a).

2.8 "COMMON STOCK" means the Class A and/or Class B common stock, $0.01 par value, of the Company.

2.9 "COVERED EMPLOYEE" means a Grantee who, as of the last day of the fiscal year in which the value of an Award is recognizable as income for federal income tax purposes, is one of the group of "covered employees," within the meaning of Code Section 162(m), with respect to the Company.

2.10 "DEFERRED STOCK" means a right granted under Section 9.1 to receive Shares at the end of a specified deferral period.

2.11 "DISABILITY" means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan, a disability within the meaning of Section 22(e)(3) of the Code.

2.12 "DIVIDEND EQUIVALENT" means a right to receive payments equal to dividends or property, if and when paid or distributed, on a specified number of Shares.

2.13 "ELIGIBLE PERSON" means any employee (including any officer) of, or non-employee consultant to, the Company or any Affiliate, or potential employee (including a potential officer) of, or non-employee consultant to, the Company or an Affiliate. A former employee (or former officer) of the Company or any Affiliate shall also be treated as an Eligible Person if and to the extent such former employee (or former officer) is entitled to be granted any Award (or Awards) under the Plan pursuant to the terms of an employment agreement or similar contract between the former employee (or former officer) and the Company or an Affiliate that was entered into prior to such former employee's (or former officer's) Termination of Affiliation. Solely for purposes of Section 5.6(b), the term Eligible Employee includes any current or former employee or non-employee director of, or consultant to, an Acquired Entity (as defined in Section 5.6(b)) who holds Acquired Entity Awards (as defined in Section 5.6(b)) immediately prior to the Acquisition Date (as defined in Section 5.6(b)) .

2.14 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

2.15 "FAIR MARKET VALUE" means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to Shares, unless otherwise determined in the good faith discretion of the Committee, as of any date, (i) the closing price on the date of determination reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal (or an equivalent successor table) (or, if no sale of Shares was reported for such date, on the most recent trading day prior to such date on which a sale of Shares was reported); (ii) if the Shares are not listed on the New York Stock Exchange, the closing sales price of the Shares on such other national exchange on which the Shares are principally traded, or as reported by the National Market System, or similar organization, as reported in the appropriate table or listing contained in The Wall Street Journal, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated or similar organizations; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee.

2.16 "GRANT DATE" means the date on which an Award is granted or, in the case of a grant to an Eligible Person, such later date as specified in advance by the Committee.

2.17 "GRANTEE" means a person who has been granted an Award.

2.18 "INCENTIVE STOCK OPTION" means an Option that is intended to meet the requirements of Section 422 of the Code.

2.19 "INCLUDING" or "INCLUDES" means "including, without limitation," or "includes, without limitation," respectively.

2.20 "MATURE SHARES" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

2.21 "OTHER STOCK-BASED AWARD" means a right, granted under Article 11 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.22 "OPTION" means an option granted under Article 6 of the Plan.

2.23 "OPTION PRICE" means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.24 "OPTION TERM" means the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

2.25 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code
Section 162(m)(4)(C) (including the special provisions for options thereunder).

2.26 "PERFORMANCE MEASURES" has the meaning set forth in Section 4.4.

2.27 "PERFORMANCE PERIOD" means the time period during which performance goals must be met.

2.28 "PERFORMANCE SHARE" and "PERFORMANCE UNIT" have the respective meanings set forth in Article 8.

2.29 "PERIOD OF RESTRICTION" means the period during which Restricted Shares are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

2.30 "PERSON" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.31 "RESTRICTED SHARES" means Shares that are both subject to forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

2.32 "RULE 16B-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.33 "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

2.34 "SECTION 16 NON-EMPLOYEE DIRECTOR" means a member of the Board who satisfies the requirements to qualify as a "non-employee director" under Rule 16b-3.

2.35 "SECTION 16 PERSON" means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.36 "SHARE" means a share of Common Stock, and such other securities of the Company as may be substituted or resubstituted for Shares pursuant to Section
4.2 hereof.

2.37 "TERMINATION OF AFFILIATION" occurs on the first day on which an individual is for any reason no longer providing services to the Company or an Affiliate in the capacity of an employee, officer or consultant or with respect to an individual who is an employee or officer of or a consultant to an Affiliate, the first day on which such entity ceases to be an Affiliate of the Company.

2.38 "WRONGFUL ACTIVITIES" mean

(a) the commission by the Grantee of a criminal act punishable as a felony with respect to his employment with, or performance of services to, the Company or any Affiliate; or

(b) the unlawful taking or use by the Grantee of any asset or property of the Company or of any Affiliate; or

(c) the breach by the Grantee of the terms of an Award Agreement or of any other written agreement between the Grantee and the Company or a Affiliate (including any predecessor entity or equity owner of such entity) insofar as such terms prohibit or otherwise restrict the Grantee from (i) using or disclosing any confidential information of the Company or any Affiliate, (ii) competing with, or rendering services to any competitor of, the Company or any Affiliate or
(iii) making or publishing any statement (oral or written) that is negative or derogatory in any way to the Company, any Affiliate or any of their respective executive officers.

                                   ARTICLE 3.
                                 ADMINISTRATION

3.1 COMMITTEE.

(a) Subject to Section 3.2, the Plan shall be administered by a committee ("Committee"), the members of which shall be appointed by the Board from time to time and may be removed by the Board from time to time. To the extent the Board considers it desirable to comply with Rule 16b-3 or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom qualify as "outside directors" within the meaning of Code Section 162(m) and Section 16 Non-Employee Directors. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

(b) The Committee may delegate to the chief executive officer of the Company any or all of the authority of the Committee with respect to Awards to Grantees, other than Grantees who are executive officers, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised.

3.2 POWERS OF COMMITTEE. Subject to and consistent with the provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

(a) to determine when, to whom and in what types and amounts Awards should be granted;

(b) to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award (including the number of Shares or the amount of cash or other property to which an Award will relate, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

(c) to determine the benefit payable under any Performance Unit, Performance Share, Dividend Equivalent, or Other Stock-Based Award and to determine whether any performance or vesting conditions have been satisfied;

(d) to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(e) to determine the Option Term;

(f) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

(g) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

(h) to determine with respect to Awards granted to Eligible Persons whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee (whether to limit loss of deductions pursuant to Code Section 162(m) or otherwise);

(i) to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

(j) to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(k) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(l) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(m) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(n) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

(o) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

(p) to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

(q) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

(r) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

         Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 4.3 and 5.7(c)).

                                   ARTICLE 4.
        SHARES SUBJECT TO THE PLAN, MAXIMUM AWARDS, AND 162(M) COMPLIANCE

4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Prior to the Effective Date (i) 9 million Shares were authorized for issuance under the terms of the 1999 Stock Option Plan (the "Prior Plan") and (ii) the Company had awarded other stock options, which were not granted under the Prior Plan ("Non-Plan Options"), for an additional 7.2 million Shares. Subject to adjustment as provided in Section 4.2, and except as provided in Section 5.6(b) the number of Shares hereby reserved for delivery under the Plan shall be 21 million (which represents the sum of the 9 million Shares available under the Prior Plan plus the 7.2 million Shares subject to Non-Plan Options plus an additional 4.8 million Shares available for issuance under the Plan). Except as provided in the following paragraph, any Shares that have been or will be issued pursuant to awards granted under the Prior Plan or pursuant to the Non-Plan Options will be charged against the Shares available for issuance under this Plan (including Shares issued prior to the Effective Date).

         If any Shares subject to an Award granted hereunder (or under the Prior
Plan) or subject to a Non-Plan Option are forfeited or such Award or Non-Plan Option otherwise terminates without the delivery of such Shares, the Shares subject to such Award or Non-Plan Option, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If any Shares subject to an Award granted hereunder (or under the Prior Plan) or subject to a Non-Plan Option are withheld, applied as payment, or sold and the proceeds thereof applied as payment in connection with the exercise of an Award or Non-Plan Option or the withholding or payment of taxes related thereto ("Returned Shares"), such Returned Shares, shall again be available for grant under the Plan.

         The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares to which an Award relates pursuant to the Plan.

         Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4.2 ADJUSTMENTS IN AUTHORIZED SHARES AND AWARDS. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted,
(b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of Shares of outstanding Restricted Shares or relating to any other outstanding Award in connection with which Shares are subject, and (e) the number of Shares with respect to which Awards may be granted to a Grantee, as set forth in Section 4.3; provided, in each case, that with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Incentive Stock Option to violate Section 424(a) of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

4.3 COMPLIANCE WITH SECTION 162(M) OF THE CODE. To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award (including Annual Incentive Awards under Article 12), the following shall apply:

(a) SECTION 162(M) COMPLIANCE. Each Award that is intended to meet the Performance-Based Exception and is granted to a person the Committee believes likely to be a Covered Employee shall comply with the requirements of the Performance-Based Exception; provided, however, that to the extent Code Section 162(m) requires periodic shareholder approval of performance measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Code Section 162(m) to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(b) ANNUAL INDIVIDUAL LIMITATIONS. No Grantee may be granted Awards (other than Awards that cannot be satisfied in Shares) in any calendar year with respect to more than 4,000,000 Shares, subject to adjustment as provided in Section 4.2 and except as otherwise provided in Section 5.6(b). The maximum value of Awards to be settled in cash or property (other than Shares) that may be granted in any calendar year to any Grantee who is expected to be a Covered Employee (regardless of when such Award is settled) shall not exceed $5,000,000. (Thus, Awards that accrue over more than one calendar year (or fiscal year) may exceed the one-year grant limit in the prior sentence at the time of payment or settlement.)

4.4 PERFORMANCE-BASED EXCEPTION UNDER SECTION 162(M). Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 4.4, for Awards (other than Options) designed to qualify for the Performance-Based Exception, the objective Performance Measure(s) shall be chosen from among the following:

(a) Earnings (either in the aggregate or on a per-share basis);

(b) Net income or loss (either in the aggregate or on a per-share basis);

(c) Operating income or loss;

(d) Operating profit;

(e) Annual cash flow provided by operations (including Operating Cash Flow as defined in Section 12.2(d));

(f) Free cash flow (defined as Operating Cash Flow less interest expense and capital spending), either in the aggregate on a per-share basis;

(g) Costs;

(h) Gross revenues;

(i) Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

(j) Operating and maintenance cost management and employee productivity;

(k) Stockholder returns (including return on assets, investments, equity, or gross sales);

(l) Return measures (including return on assets, equity, or sales);

(m) Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

(n) Net economic value;

(o) Economic value added;

(p) Aggregate product unit and pricing targets;

(q) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(r) Achievement of business or operational goals such as market share and/or business development;

(s) Results of customer satisfaction surveys;

(t) Safety record;

(u) Network and service reliability; and/or

(v) Debt ratings, debt leverage and debt service;

provided that applicable performance measures may be applied on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other grants, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

         The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualified for the Performance-Based Exception) be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

         In the event that applicable laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

                                   ARTICLE 5.
                  ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS

5.1 ELIGIBILITY. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2 AWARD AGREEMENT. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3 GENERAL TERMS AND TERMINATION OF AFFILIATION. The Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 13.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture, acceleration or pro-rata acceleration of Awards in the event of a Termination of Affiliation by the Grantee. Except as may be required under the Delaware General Corporation Law, Awards may be granted for no consideration other than prior and future services. Except as provided in an Award Agreement or as otherwise determined by the Committee pursuant to this Section 5.3, all Options that have not been exercised, or any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested, or which have outstanding Performance Periods, at the time of a Termination of Affiliation shall be forfeited to the Company.

5.4 NONTRANSFERABILITY OF AWARDS.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee's lifetime, or, if permissible under applicable law, by the Grantee's guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a "QDRO") as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974 as amended, or the rules thereunder.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee's death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Deferred Stock and Awards other than Incentive Stock Options, may be transferred, without consideration, to a Permitted Transferee. For this purpose, a "Permitted Transferee" in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the "Immediate Family" of a Grantee means the Grantee's spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews or the spouse of any of the foregoing individudals. Such Award may be exercised by such transferee in accordance with the terms of such Award. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(d) Nothing herein shall be construed as requiring the Committee to honor a QDRO except to the extent required under applicable law.

5.5 CANCELLATION AND RESCISSION OF AWARDS. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation.

(a) If and to the extent provided in the Award Agreement, in the event that a Grantee has a Termination of Affiliation that is initiated by the Company or an Affiliate because the Grantee has engaged in any Wrongful Activities or if at any time the Committee determines that the Grantee has engaged in any Wrongful Activity whether before or after his Termination of Affiliation, then, in either of such events, any and all outstanding Awards to such Grantee hereunder shall automatically terminate and be cancelled upon such Termination of Affiliation or determination by the Committee, as the case may be, regardless of the extent to which such Awards are or were otherwise vested, accrued or exercisable.

(b) If and to the extent provided in an Award Agreement, upon the exercise or settlement an Award at any time whether before or after the Grantee's

Termination of Affiliation, the Grantee shall certify on a form acceptable to the Committee that the Grantee has not engaged in any Wrongful Activities. In addition, to the extent provided in the Award Agreement, the exercise or settlement of any Award shall be cancelled and rescinded if the Committee determines that the Grantee has engaged in any Wrongful Activities at any time prior to the exercise or settlement of such Award or at any time during the period, not to exceed one-year, following the exercise or settlement of such Award. In the event the exercise or settlement of an Award is cancelled or rescinded pursuant to this subsection (b), the Grantee shall be required to return to the Company any cash, Shares or other property he received upon exercise or settlement of such Award (or, if the Grantee has sold such Shares or other property, any gain he realized upon the sale of such Shares or other property) and upon return of any such Shares or other property to the Company, the Company shall return to the Grantee the lesser of (i) the amount that the Grantee had paid to the Company for such Shares or other property or (ii) the Fair Market Value of such Shares or other property determined as of the date such Shares or property are returned to the Company.

5.6 STAND-ALONE, TANDEM AND SUBSTITUTE AWARDS.

(a) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award or benefit granted by the Company or any Affiliate under any other plan, program, arrangement, contract or agreement (a "Non-Plan Award"); provided that if the stand-alone, tandem or substitute Award is intended to qualify for the Performance-Based Exception, it must separately satisfy the requirements of the Performance-Based Exception. If an Award is granted in substitution for another Award or any Non-Plan Award, the Committee shall require the surrender of such other Award or Non-Plan Award in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or Non-Plan Awards may be granted either at the same time as or at a different time from the grant of such other Awards or Non-Plan Awards.

(b) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan ("Substitute Awards") in substitution for stock and stock-based awards ("Acquired Entity Awards") held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the "Acquired Entity") with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition ("Acquisition Date") in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. The limitations of Sections 4.1 and 4.3 on the number of Shares reserved or available for grants shall not apply to Substitute Awards granted under this subsection (b).

5.7 COMPLIANCE WITH RULE 16B-3.

(a) SIX-MONTH HOLDING PERIOD ADVICE. Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b): (i) at least six months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and (ii) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

(b) REFORMATION TO COMPLY WITH EXCHANGE ACT RULES. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

(c) RULE 16B-3 ADMINISTRATION. Any function relating to a Section 16 Person shall be performed solely by the Committee if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company's independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

5.8 DEFERRAL OF AWARD PAYOUTS. The Committee may permit a Grantee to defer, or if and to the extent specified in an Award Agreement require the Grantee to defer, receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option, the lapse or waiver of restrictions with respect to Restricted Shares, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, the lapse or waiver of the deferral period for Deferred Stock, or the lapse or waiver of restrictions with respect to Other Stock-Based Awards. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee as specified in the Award Agreement or pursuant to the Grantee's deferral election.

                                   ARTICLE 6.
                                  STOCK OPTIONS

6.1 GRANT OF OPTIONS. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

         In addition, if and the extent permitted by the Committee, an Eligible Person may elect (an "Option Election") at such times and in accordance with such rules and procedures adopted by the Committee, to receive all or any portion of his salary and/or bonus (including any cash Award payable under this Plan) in the form of an Award of Options having a fair market value (as determined by the Committee using a Black-Scholes option pricing model or similar option pricing model, applied on the basis of such risk-free interest rate, expected option life, volatility, average stock price, and other applicable parameters, or formula therefor, as the Committee in its sole discretion deems appropriate) equal to the amount of salary and/or bonus subject to such Option Election.

6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3 OPTION PRICE. The Option Price of an Option under this Plan shall be determined in the sole discretion of the Committee. Subject to the adjustment allowed under Section 4.2, neither the Committee nor the Board shall have the authority or discretion to change the Option Price of any outstanding Option.

6.4 GRANT OF INCENTIVE STOCK OPTIONS. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a) shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

(b) shall have an Option Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a "10% Owner"), have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(c) shall be for a period of not more than 10 years (five years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee's employer or any parent or Subsidiary Corporation ("Other Plans")) are exercisable for the first time by such Grantee during any calendar year ("Current Grant"), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit");

(e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year ("Prior Grants") would exceed the $100,000

Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(f) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) ("Disqualifying Disposition"), within 10 days of such a Disqualifying Disposition;

(g) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee's death; and

(h) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

         For purposes of this Section 6.4, "Subsidiary Corporation" means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.5 PAYMENT. Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means:

(a) cash, personal check or wire transfer;

(b) Mature Shares, valued at their Fair Market Value on the date of exercise;

(c) with the approval of the Committee, Restricted Shares held by the Grantee for at least six months prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

(d) subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes-Oxley Act of 2002), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

         The Committee may in its discretion specify that, if any Restricted Shares ("Tendered Restricted Shares") are used to pay the Option Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

         At the discretion of the Committee and subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes-Oxley Act of 2002), the Company may loan a Grantee all or any portion of the amount payable by the Grantee to the Company upon exercise of the Option.

                                   ARTICLE 7.
                                RESTRICTED SHARES

7.1 GRANT OF RESTRICTED SHARES. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

7.2 AWARD AGREEMENT. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable securities laws; provided that such conditions and/or restrictions may lapse, if so determined by the Committee, in the event of the Grantee's Termination of Affiliation due to death, disability, normal or approved early retirement, or involuntary termination by the Company or an Affiliate without "cause".

7.3 CONSIDERATION FOR RESTRICTED SHARES. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares.

7.4 EFFECT OF FORFEITURE. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company's tender of payment for such Restricted Shares.

7.5 ESCROW; LEGENDS. The Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

                                   ARTICLE 8.
                    PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1 GRANT OF PERFORMANCE UNITS AND PERFORMANCE SHARES. Subject to and consistent with the provisions of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2 VALUE/PERFORMANCE GOALS. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all performance goals shall be objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

(a) PERFORMANCE UNIT. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

(b) PERFORMANCE SHARE. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

8.3 EARNING OF PERFORMANCE UNITS AND PERFORMANCE SHARES. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee. If a Performance Unit or Performance Share Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled.

         At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement.

         If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period.

         At the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units or Performance Shares which have been earned, but not yet delivered to the Grantee.

                                   ARTICLE 9.
                                 DEFERRED STOCK

9.1 GRANT OF DEFERRED STOCK. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Deferred Stock to any Eligible Person, in such amount and upon such terms as the Committee shall determine, including grants at the election of a Grantee to convert Shares to be acquired upon Option exercise, upon lapse of restrictions on Restricted Shares, or vesting of Performance Shares, into such Deferred Stock.

         In addition, if and the extent permitted by the Committee, an Eligible Person may elect (a "Deferral Election") at such times and in accordance with such rules and procedures adopted by the Committee, to receive all or any portion of his salary and/or bonus (including any cash Award payable under this Plan) in the form of a number of shares of Deferred Stock equal to the quotient of the amount of salary and/or cash bonus to be paid in the form of Deferred Stock divided by the Fair Market Value of a Share on the date such salary or bonus would otherwise be paid in cash.

9.2 DELIVERY AND LIMITATIONS. Delivery of Shares will occur upon expiration of the deferral period specified for the Award of Deferred Stock by the Committee. In addition, an Award of Deferred Stock shall be subject to such limitations as the Committee may impose, which limitations may lapse at the expiration of the deferral period or at other specified times, separately or in combination, in installments or otherwise, as the Committee shall determine at the time of grant or thereafter. Unless and only to the extent that the Committee shall provide otherwise in the Award Agreement, a Grantee awarded Deferred Stock will have no voting rights but will have the rights to receive Dividend Equivalents in respect of Deferred Stock, which Dividend Equivalents shall be deemed reinvested in additional Shares of Deferred Stock.

9.3 FORFEITURE. Upon Termination of Affiliation during the applicable deferral period, Deferred Stock that is at that time subject to deferral shall be forfeited to the extent provided in the Award Agreement.

                                  ARTICLE 10.
                              DIVIDEND EQUIVALENTS

         The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.

                                  ARTICLE 11.
                            OTHER STOCK-BASED AWARDS

         The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 11 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

                                  ARTICLE 12.
                             ANNUAL INCENTIVE AWARDS

12.1 ANNUAL INCENTIVE AWARDS. Subject to and consistent with the provisions of the Plan, Annual Incentive Awards may be granted to any Eligible Person in accordance with the provisions of this Article 12.

12.2 DEFINITIONS. For purposes of this Section 12, the following terms have the meaning set forth below:

(a) "ANNUAL INCENTIVE AWARDS" means the amount payable to a Participant pursuant to Section 12. 3 for any Year. In addition, the Committee is authorized to pay an Annual Incentive Awards to a Participant for a period of less than a full Year; provided, however, that any Annual Incentive Award paid for a partial Year shall be deducted from the Bonus Pool for the Year to which such Annual Incentive Award relates.

(b) "BONUS POOL" means for any Year, an amount not to exceed 5% of the Operating Cash Flow for such Year. The Bonus Pool will be reduced by any Annual Incentive Award payable to a Participant with respect to a period of less than a full Year.

(c) "MAXIMUM POTENTIAL ANNUAL INCENTIVE AWARD" with respect to a Participant for a Year shall equal the Bonus Pool for such Year multiplied by a fraction the numerator of which is the Participant's Target Bonus Opportunity for such Year and the denominator of which is the sum of the Target Bonus Opportunity of all Participants for such Year. Notwithstanding the foregoing, if the fraction determined in the preceding sentence for any Participant exceeds 25%, the Participant's Target Bonus Opportunity for such Year shall be reduced until the fraction does not exceed 25%.

(d) "OPERATING CASH FLOW" means, for any Year, with respect to the Company and its subsidiaries (determined on a consolidated basis without duplication in accordance with generally accepted accounting principles), (i) gross operating revenues (not including extraordinary items) for such Year, MINUS (ii) all operating expenses (not including extraordinary items) for such Year, including without limitation, technical programming and selling, general and administrative expenses, but excluding (to the extent included in operating expenses) income taxes, depreciation, amortization and interest expense; provided that gross operating revenues and operating expenses for any Year shall exclude all extraordinary and unusual items and all non-cash items. For purposes of determining Operating Cash Flow, gross operating revenues will include revenues received in cash in respect of investments, so long as such investments are recurring (i.e., reasonably expected to continue for four or more fiscal quarters) and do not for any Year exceed 20% of gross operating revenues for such period (not including extraordinary items and such investment revenues).

(e) "PARTICIPANT" means an Eligible Person who is selected by the Committee to be eligible to receive an Annual Incentive Award for the Year. The Committee shall designate the Participants for a Year within the first ninety (90) days of such Year or, in the case of a Person who is hired or promoted to a position which warrants the Person becoming a Participant after the first day of the Year, within ninety (90) days of such hiring or promotion but not later than the elapse of 25% of the remainder of such Year after such hiring or promotion. The Committee may designate an Eligible Person as a Participant for a full Year or for a period of less than a full Year; provided, however, that any Annual Incentive Award payable to any Participant with respect to a partial Year, shall be charged against the Participant's share of the Bonus Pool for the Year.

(f) "TARGET BONUS OPPORTUNITY" means for any Participant for a Year (i) the target bonus specified in the Participant's employment agreement with the Company for such Year based on the Participant's base salary in effect on the first day of such Year, or (ii) if the Participant does not have an employment agreement as of the first day of such Year, the percentage of such Participant's base salary in effect on the first day of such Year (or such later date as such person is designated as a Participant) as determined by the Committee in its sole discretion within the first ninety (90) days of such Year (or before such later date as such person is designated as a Participant).

(g) "YEAR" means the fiscal year of the Company.

12.3 DETERMINATION OF AMOUNT OF ANNUAL INCENTIVE AWARDS.

(a) As soon as feasible after the close of each Year, the independent certified public accountants of the Company shall determine and report the Operating Cash Flow for such Year and the Committee shall certify the amount of the Maximum Potential Annual Incentive Award for each Participant for such Year.

(b) The amount of the Annual Incentive Award payable to any Participant for a Year shall be the Participant's Maximum Potential Annual Incentive Award for such Year reduced by such amount as the Committee may in its absolute discretion determine based on such criteria, factors and measures (which may but need not be the Performance Measures set forth in Section 4.4) as the Committee deems appropriate, or the Committee may decide not to pay any Annual Incentive Award to the Participant for the Year. In no event shall a Participant's Annual Incentive Award for a Year exceed the Participant's Maximum Potential Annual Incentive Award determined and certified by the Committee in subsection (a). The determination of the Committee to reduce the amount of the Annual Incentive Award payable to one or more Participants for a Year (or the decision of the Committee not to pay any Annual Incentive Award to one or more Participants for a Year) shall not affect the Maximum Potential Annual Incentive Award of any other Participant for such Year.

(c) If a Participant has a Termination of Affiliation during the Year, the Committee may, in its absolute discretion and under such rules as the Committee may from time to time prescribe, authorize the payment of an Annual Incentive Award to such Participant in accordance with the foregoing provisions of this
Section 12.3 and in the absence of such determination by the Committee the Participant shall receive no Annual Incentive Award for such Year.

(d) The Committee shall determine the amount of the Annual Incentive Award payable to each Participant as soon as administratively practicable after the end of each Year but not later than 90 days after the end of such Year.

12.4 TIME OF PAYMENT OF ANNUAL INCENTIVE AWARDS. Annual Incentive Awards shall be paid in cash as soon as administratively practicable after the Committee determines the amount of the Award payable under Section 12.3(b) but not later than 90 days after the end of such Year.

                                   ARTICLE 13.
                    AMENDMENT, MODIFICATION, AND TERMINATION

13.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to Section 13.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company's stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company's stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval.

13.2 AWARDS PREVIOUSLY GRANTED. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

                                   ARTICLE 14.
                                   WITHHOLDING

14.1     REQUIRED WITHHOLDING

(a) The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Deferred Stock, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the "Tax Date"), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare ("FICA") taxes by one or a combination of the following methods:

         (i) payment of an amount in cash equal to the amount to be withheld;

         (ii) delivering part or all of the amount to be withheld in the form of Mature Shares valued at their Fair Market Value on the Tax Date;

         (iii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option, upon the lapse of restrictions on Restricted Stock, or upon the transfer of Deferred Stock, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

         (iv) withholding from any compensation otherwise due to the Grantee.

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option to be satisfied by withholding Shares upon exercise of such Option pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares or delivery of Mature Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(b) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.4(f)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a).

14.2 NOTIFICATION UNDER CODE SECTION 83(B). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

                                   ARTICLE 15.
                              ADDITIONAL PROVISIONS

15.1 SUCCESSORS. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

15.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

15.3 SEVERABILITY. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

15.4 REQUIREMENTS OF LAW. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

15.5 SECURITIES LAW COMPLIANCE.

(a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b) If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

15.6 NO RIGHTS AS A STOCKHOLDER. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

15.7 NATURE OF PAYMENTS. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

15.8 NON-EXCLUSIVITY OF PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

15.9 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

15.10 SHARE CERTIFICATES. All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Grantee, the Committee may require any Grantee to enter into an agreement providing that certificates representing Shares deliverable or delivered pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

15.11 UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines.

15.12 AFFILIATION. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee's employment or consulting contract at any time, nor confer upon any Grantee the right to continue in the employ of or as an officer of or as a consultant to the Company or any Affiliate.

15.13 PARTICIPATION. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

15.14 MILITARY SERVICE. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

15.15 CONSTRUCTION. The following rules of construction will apply to the Plan:
(a) the word "or" is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

15.16 HEADINGS. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

15.17 OBLIGATIONS. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee's employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

15.18 STOCKHOLDER APPROVAL. All Awards granted on or after the Effective Date and prior to the date the Company's stockholders approve the amended and restated Plan are expressly conditioned upon and subject to approval of the amended and restated Plan by the Company's stockholders.

[X] Please mark
    your votes as
    indicated in
    this example


1.  Election of Directors    The nominees for the Board of Directors are:
                                  Rocco B. Commisso, Craig S. Mitchell,
                                  William S. Morris III, Thomas V. Reifenheiser, Natale S. Ricciardi, Mark E. Stephan and Robert L. Winikoff.

         FOR All Nominees               WITHHELD From All Nominees
         [ ]                            [ ]


(To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

Exceptions:_______________________________________________


2.  To approve the 2003 Incentive Plan.

         FOR            AGAINST         ABSTAIN
         [ ]            [ ]             [ ]


3. To ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2003.

         FOR            AGAINST         ABSTAIN
         [ ]            [ ]             [ ]


4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


         Yes, I plan to attend the 2003 Annual Stockholders Meeting  [ ]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:_____________________________, 2003


_________________________________________
         Signature

_________________________________________
         Signature

PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

                       MEDIACOM COMMUNICATIONS CORPORATION

                       2003 ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rocco B. Commisso and Mark E. Stephan as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to vote all shares of Class A common stock and Class B common stock of Mediacom Communications Corporation held of record by the undersigned at the 2003 Annual Meeting of Stockholders, to be held at Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, 26th Floor, New York, New York, at 10:00 a.m. local time, on June 23, 2003, or any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

                 (Continued and to be Completed on Reverse Side)

                                       -2-